UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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CON-WAY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY — SUBJECT TO COMPLETION

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders

MAY 13, 2014

Con-way Inc.

PRELIMINARY COPY - SUBJECT TO COMPLETION

Con-way Inc.

2211 OLD EARHART ROAD, SUITE 100 ANN ARBOR, MICHIGAN 48105	TELEPHONE: 734/757-1444

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ON MAY 13, 2014

March 31, 2014

Dear Con-way Shareholder:

The Annual Meeting of Shareholders of Con-way Inc. will be held on Tuesday, May 13, 2014, at 9:00 a.m., Eastern Time, at Con-way Inc., 2211 Old Earhart Road, Ann Arbor, Michigan, 48105.

This year, we are pleased to furnish our proxy materials over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On March 31, 2014, we mailed to our shareholders a Notice of Internet Access and Availability of Proxy Materials, which contains instructions on how to vote, how to access our 2014 Proxy Statement and 2013 Annual Report on Form 10-K online, and how to request paper copies of the proxy materials.

At the Annual Meeting, you will be asked to vote on the following matters:

1.	To elect to the Board of Directors the eleven director nominees who are named in the attached Proxy Statement for a one-year term until the 2015 Annual Meeting;
2.	To approve, through a non-binding advisory vote, the compensation of the named executive officers of the Company as disclosed in the attached Proxy Statement;
3.	To approve amendments to the Company’s Bylaws to allow shareholders who have held in the aggregate at least a 25% “net long position” in the Company’s capital stock for at least one year to call a special meeting of the shareholders;
4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014; and
5.	To transact any other business properly brought before the Annual Meeting.

Shareholders of record at the close of business on March 18, 2014, are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you attend the Annual Meeting, the Company urges you to promptly vote and submit your proxy via a toll-free number or over the Internet. If you received a paper copy of the proxy card by mail, you may submit your proxy by signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting and prefer to vote in person, you will be able to do so and your vote at the Annual Meeting will revoke any proxy you have previously submitted.

Sincerely,

STEPHEN K. KRULL
Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on May 13, 2014

Con-way’s Proxy Statement and 2013 Annual Report on Form 10-K are available at
http://www.envisionreports.com/CNW

PRELIMINARY COPY - SUBJECT TO COMPLETION

2014 Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before voting, and you should read the entire Proxy Statement carefully before voting.

2014 Annual Meeting of Shareholders

• Time and Date	9:00 A.M., Eastern Time, May 13, 2014
• Place	2211 Old Earhart Road, Ann Arbor, Michigan
• Record Date	March 18, 2014
• Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote. You may vote in person at the meeting or by telephone, the Internet or mail. Please see “How Proxies Work” on page 5 for details.
• Admission	All shareholders are invited to attend the meeting. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. You can obtain driving directions to the meeting at www.con-way.com, in the Investor Events Calendar under the Investor tab.

Voting Matters and Board Recommendations

Agenda Item	Board Vote Recommendation	Page Reference
Election of the eleven director nominees named in the attached Proxy Statement	FOR EACH DIRECTOR NOMINEE	8
Advisory vote on executive compensation	FOR	20
Approval of amendments to Bylaws to allow shareholders who have held in the aggregate at least a 25% “net long position” in the Company’s capital stock for at least one year to call a special meeting of the shareholders	FOR	21
Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2014	FOR	23

Board Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of the votes cast.

Name	Age	Director Since	Occupation	Independent	Committee Memberships
					AC	GNC	FC	CC
John J. Anton	71	2005	Operating Director, Paine & Partners, LLC	Y	M	M
W. Keith Kennedy, Jr.	70	1996	Retired President and CEO, Watkins-Johnson Company	Y	M	M
Michael J. Murray	69	1997	Retired President, Global Corporate and Investment Banking, Bank of America Corporation	Y		C		M
Edith R. Perez	59	2010	Retired Partner, Latham & Watkins LLP	Y	M	M
P. Cody Phipps	52	2013	President and CEO, United Stationers Inc.	Y			M	M
John C. Pope	65	2003	Chairman, PFI Group, LLC	Y	C, FE
William J. Schroeder	69	1996	Retired Silicon Valley Entrepreneur	Y				C
Douglas W. Stotlar	53	2005	President and CEO, Con-way Inc.	N
Peter W. Stott	69	2004	President, Columbia Investments, Ltd.	Y	M		M
Roy W. Templin	53	2012	Chairman of the Board, Con-way Inc.	Y	M		C
Chelsea C. White III	68	2004	Schneider National Chair of Transportation and Logistics, Georgia Institute of Technology	Y			M	M

AC	Audit Committee
GNC	Governance and Nominating Committee
FC	Finance Committee
CC	Compensation Committee
M	Member
C	Chairman
FE	Financial Expert

Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (“SEC”) rules. Our Board of Directors believes that our executive compensation program and practices:

•	align the interests of our executives and shareholders by tying a significant portion of executive compensation to financial performance goals and the value of our stock;
•	drive outstanding short-term and long-term financial performance through the use of complementary elements of executive compensation; and
•	attract, retain and motivate a high-performing executive team.

As a result, the Board recommends a vote FOR approval, on an advisory, non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

Executive Compensation

Our Compensation Philosophy

We strive to create sustainable value for our shareholders while effectively managing through the economic cycles of our business. To help achieve this goal and meet the key objectives of our executive compensation program design discussed above, our executive compensation program is based upon two key compensation principles: pay for performance and pay at risk.

The pay-for-performance and pay-at-risk design of our executive compensation program is best illustrated in the following charts. Approximately 81% of our Chief Executive Officer’s 2013 target total direct compensation and, on average, approximately 73% of the 2013 target total direct compensation of our other named executive officers was in the form of “at risk” incentive compensation opportunities, the value of which is tied to the achievement of performance goals or our stock price.

2013 Target Total Direct Compensation Mix

Further information regarding our executive compensation program can be found in the Compensation Discussion and Analysis beginning on page 38 of this Proxy Statement.

Approval of Amendments to Bylaws Regarding Special Shareholder Meetings

The Board of Directors, upon recommendation of the Governance and Nominating Committee, has approved certain amendments to the Company’s Bylaws, as described in further detail in Proposal 3 and reflected in Appendix A to this Proxy Statement. We are seeking shareholder approval of such amendments. Pursuant to these amendments to the Company’s Bylaws, shareholders who have held in the aggregate at least a 25% “net long position” in the Company’s capital stock for at least one year are permitted to call a special meeting of the Company’s shareholders. The Board of Directors is committed to good governance structures and practices and supports allowing shareholders to request special meetings under appropriate circumstances.

As a result, the Board of Directors recommends a vote FOR approval of these amendments to the Bylaws.

Ratification of Appointment of Independent Registered Public Accounting Firm

We are asking shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014.

2015 Annual Meeting of Shareholders

Shareholder proposals intended to be presented at the 2015 Annual Meeting of Shareholders must be received by the Company no later than December 2, 2014, to be considered for inclusion in the Company’s proxy materials, pursuant to Rule 14a-8 under the Exchange Act.

The Company’s Bylaws require that any proposal (including any director nomination) intended to be presented directly at the 2015 Annual Meeting, and not submitted for inclusion in the Company’s proxy materials as described above, must be submitted in accordance with the requirements of the Bylaws no earlier than December 15, 2014 and no later than January 13, 2015.

Con-way Inc.

2211 OLD EARHART ROAD, SUITE 100
ANN ARBOR, MICHIGAN 48105
TELEPHONE: 734/757-1444

PROXY STATEMENT

March 31, 2014

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (“Board”) of Con-way Inc. (“Con-way,” “Company,” “we,” “us,” or “our,” as the context requires) for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Tuesday, May 13, 2014, at 9:00 a.m., Eastern Time, at 2211 Old Earhart Road, Ann Arbor, Michigan 48105. This Proxy Statement is first being sent to shareholders on or about March 31, 2014.

Who May Vote

If you are a shareholder of record at the close of business on March 18, 2014, you will be entitled to vote at the Annual Meeting. As of that date, there were [56,924,043] shares of common stock of the Company outstanding and entitled to vote. Each share of common stock has the right to one non-cumulative vote.

How Proxies Work

Only votes cast in person at the Annual Meeting or received by proxy before the Annual Meeting will be counted at the Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three convenient ways:

•	By Telephone: Call toll-free 1-800-652-VOTE (8683) and follow the instructions.
•	By Internet: Go to www.envisionreports.com/CNW and follow the instructions.
•	By Mail: Complete, sign, date and return your proxy card in the provided envelope.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 12, 2014.

As permitted by SEC rules, the Company is making this Proxy Statement and its Annual Report on Form 10-K (“Annual Report”) available to its shareholders electronically via the Internet. On or about March 31, 2014, we will mail our shareholders a Notice of Internet Access and Availability of Materials (“Notice”), which contains instructions on how to vote, how to access this Proxy Statement and our Annual Report online, and how to request paper copies of the materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

If your proxy is properly submitted or returned, the shares represented by your proxy will be voted in accordance with your instructions. However, if you return a signed proxy card and no instructions are given, your shares will be voted in accordance with the recommendations of the Board, as discussed below.

Revoking a Proxy

You may revoke your proxy or change your vote at any time prior to its use at the Annual Meeting. There are three ways you may do so: (1) give the Secretary of the Company a written direction to revoke your proxy, (2) submit a later dated proxy card, or a later dated vote by telephone or Internet, or (3) attend the Annual Meeting and vote in person.

Board of Directors’ Recommendations

The Board recommends a vote “FOR” the election of the eleven director nominees described below, “FOR” the approval, on an advisory basis, of the Company’s executive compensation, “FOR” approval of amendments to the Company’s Bylaws to allow shareholders who have held in the aggregate at least a 25% “net long position” in the Company’s capital stock for at least one year to call a special meeting of the shareholders, and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.

Quorum and Required Vote

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. A nominee for director will be elected to the Board if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election. Any incumbent director who fails to receive the required number of votes for re-election is subject to the Company’s Director Resignation Policy, which is described under “Majority Voting; Director Resignation Policy.”

Approval of each other matter on the agenda for the Annual Meeting requires the favorable vote of the holders of a majority of the voting power represented at the meeting and entitled to vote on such matter.

Abstentions from voting will have no effect on the election of directors. For all other matters, abstentions from voting will have the same effect as voting against the matter.

Shares Held Through a Broker, Bank or Other Nominee

If you hold your shares beneficially (that is, “in street name” through a broker, bank or other nominee), you must follow directions received from the broker, bank or other nominee in order to vote your shares.

If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote”. For this Annual Meeting, only ratification of the appointment of the independent registered public accounting firm is considered a routine matter; so, there will not be any broker non-votes with respect to that proposal. For all other matters, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Information for Participants in the Company’s 401(k) Plans

If you are a participant in one or more of the Con-way Retirement Savings Plan, the Con-way 401(k) Plan or the Con-way Personal Savings Plan (the “Plans”), your proxy card will serve as voting instructions to the Trustee of the Plans, T. Rowe Price Trust Company, for shares of Company common stock credited to your account(s). If you fail to give timely voting instructions to the Trustee, your shares will be voted by the Trustee in the same manner and proportion as shares in the Plan for which valid voting instructions have been received on a timely basis. To allow sufficient time for voting by the Trustee of the Plans, your voting instructions for shares held in the Plans must be received by 11:59 p.m., Eastern Time, on May 9, 2014.

Attendance at the Annual Meeting

All shareholders are invited to attend the Annual Meeting. Persons who are not shareholders may attend only if invited by the Board. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. If you wish to attend the meeting in person, you can obtain driving directions to the Con-way offices in Ann Arbor, Michigan at www.con-way.com, in the Investor Events Calendar under the Investor tab.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Board, pursuant to the Certificate of Incorporation and the Bylaws, has determined that the number of directors of the Company shall be eleven. There are eleven nominees for director at our 2014 Annual Meeting of Shareholders, each of whom is currently serving as a director and has previously been elected by our shareholders. Each director is elected annually for a term of one year.

The following persons are the nominees of the Board for election to the Board of Directors to serve for a one-year term until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

John J. Anton	William J. Schroeder
W. Keith Kennedy Jr.	Douglas W. Stotlar
Michael J. Murray	Peter W. Stott
Edith R. Perez	Roy W. Templin
P. Cody Phipps	Chelsea C. White III
John C. Pope

Biographical Information

The Board seeks to have members with a variety of backgrounds and experiences. Set forth below for each director nominee is a summary of biographical information and a brief description of the experience, qualifications, attributes or skills that led the Board to conclude that the director should serve on the Board.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Director Since	Name, Principal Occupation and Other Information
2005	John J. (Jack) Anton
Mr. Anton has been an operating director with Paine & Partners, LLC, a private equity management firm, since 2005. From 2005 to 2006, he was a private investor in food, consumer products and specialty ingredient companies. From 2001 through 2004, he was a Senior Advisory Director with Fremont Partners, a private equity management firm, and was instrumental in the acquisition and divesture of Specialty Brands Inc. (SBI). Mr. Anton served on the Board of SBI. Prior to that, Mr. Anton was Chairman, CEO and co-owner of Ghirardelli Chocolate Company. He led the acquisition of Ghirardelli in 1992 and was responsible for revitalizing the company’s brand and growth prior to transitioning it to new ownership. Mr. Anton served from 1983 to 1990 as Chairman and co-owner of Carlin Foods Corporation, a national food ingredient company. From 1990 to 1992, he served as Chairman of Carlin Investment Corporation, which invested in food and specialty chemical firms. Prior to that, he spent nearly twenty years in management and executive roles at Ralston Purina and Nabisco Brands Corporations. Mr. Anton received a BS degree (chemistry) from the University of Notre Dame. Mr. Anton is a member of the Audit and Governance and Nominating Committees of the Board.
Private Company and Non-Profit Boards:
Mr. Anton serves as Chairman of the Board of each of WireCo WorldGroup, one of the world's largest manufacturers of steel and synthetic lifting products, and Sunrise Growers, Inc., a leading processor and marketer of frozen strawberry and other complementary berry fruits. He also serves on the Board of Directors of Basic American Foods, Inc., the country’s largest potato dehydrator. Mr. Anton is on the Advisory Boards of Notre Dame’s College of Science and the University of San Francisco’s Business School.
Director Qualifications:
Mr. Anton brings a broad base of experience to the Board, including 20 years of corporate management and executive experience with consumer product companies as well as leveraged buyout and private equity experience. From this experience, Mr. Anton has developed an array of skills, including in the areas of strategic, business and financial planning and corporate development, which he draws upon in his service as a member of the Company’s Board. In particular, Mr. Anton’s consumer products marketing experience provides insight to the Board’s oversight of the Company’s brand. Age: 71.

Director Since	Name, Principal Occupation and Other Information
1996	W. Keith Kennedy Jr.
Dr. Kennedy served as Chairman of Con-way Inc. from January 2004 to January 2014, as interim Chief Executive Officer from July 2004 to April 2005 and as Vice Chairman from April 2002 to January 2004. In January 2000, he retired as President and Chief Executive Officer of Watkins-Johnson Company, an equipment and electronic products manufacturer for the telecommunications and defense industries. He had held that position since January 1988. He joined Watkins-Johnson in 1968 and held various positions, including Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations. Dr. Kennedy is a graduate of Cornell University with BSEE, MS, and PhD degrees. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics Engineers. Dr. Kennedy is a member of the Audit and Governance and Nominating Committees of the Board.
Private Company and Non-Profit Boards:
Dr. Kennedy is past Chairman of Joint Venture: Silicon Valley Network, a non-profit regional organization. He previously held Board or officer positions with Boy Scouts of America (Pacific Skyline Council) and Silicon Valley Leadership Group.
Director Qualifications:
Dr. Kennedy brings a breadth of experience to the Board derived from his prior service as chief executive officer of a large publicly-traded manufacturing company that, like the Company, was engaged in multiple lines of business. He has experience in the areas of acquisitions and dispositions, doing business with the United States government, conducting business overseas and optimizing supply chains. In addition, Dr. Kennedy has knowledge of the Company’s businesses gained through his service as a Company director and his past service as Chairman of the Board and as interim Chief Executive Officer. Age: 70.

Director Since	Name, Principal Occupation and Other Information
1997	Michael J. Murray
Mr. Murray retired in July 2000 as president of Global Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation’s Policy Committee. From March 1997 to September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its large corporate, international, and government clients. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica’s U.S. Corporate Group since BankAmerica’s merger with Continental Bank Corporation in September 1994. Prior to that, Mr. Murray was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. Mr. Murray is Chairman of the Governance and Nominating Committee and a member of the Compensation Committee of the Board.
Private Company and Non-Profit Boards:
Mr. Murray is a member of the Board of Directors of the Mattersight Corporation. He is past Chairman of the United Way of the Bay Area. Mr. Murray is a past member of the Board of the California Academy of Sciences in San Francisco and is a member of the Advisory Council for the College of Business of the University of Notre Dame.
Director Qualifications:
Mr. Murray brings over 30 years of banking and finance experience to the Board. During his career, he held a number of senior positions with major financial institutions His experience advising major corporations and private equity firms on financing issues has enabled him to provide insights to the Board when the Company considers equity and debt offerings. In addition, having played a key role in the Bank of America/NationsBank merger, Mr. Murray has experience in the area of mergers and acquisitions, which has proved valuable to the Board when considering possible strategic acquisitions by the Company. Age: 69.

Director Since	Name, Principal Occupation and Other Information
2010	Edith R. Perez
Ms. Perez retired in 2011 after more than 25 years with the international law firm of Latham & Watkins LLP, where she was a partner in the Finance Department. During her career, Ms. Perez represented clients in financing, real estate, land use, mergers and acquisitions and general corporate transactions. Ms. Perez also represented various Mexican companies and was lead counsel on the transactional component of the privatization of the Nicaraguan telephone company. Prior to joining Latham, Ms. Perez was a visiting attorney in Brazil and Mexico and was involved in a number of international transactions, including the licensing of American technology, the registration of intellectual property for American corporate clients and the formation of joint ventures with American partners. Ms. Perez received a bachelor of arts degree from the University of California, Davis and a law degree from the University of California, Berkeley, School of Law (Boalt Hall). Ms. Perez is a member of the Audit and Governance and Nominating Committees of the Board.
Private Company and Non-Profit Boards:
Ms. Perez currently serves on the boards of the National Recreation Foundation, Affordable Living for the Aging, and Junior Achievement (Southern California), and previously served as the President of the Los Angeles Board of Police Commissioners.
Director Qualifications:
Ms. Perez brings valuable legal knowledge and experience to the Board, including in the areas of financing, real estate, land use, mergers and acquisitions, and general corporate transactions. Ms. Perez also has considerable international experience, having represented American and other foreign companies in Mexico, Nicaragua and Brazil on various transactions. These skills and experience enable her to provide guidance to the Board on legal matters facing the Company, as well as on proposed corporate and financial transactions. In addition, her considerable international experience is of value to the Board as the Company’s businesses continue to explore international opportunities. Age: 59.

Director Since	Name, Principal Occupation and Other Information
2013	P. Cody Phipps
Mr. Phipps has served as the President and Chief Executive Officer of United Stationers Inc., a Fortune 500 wholesale distributor of business products, since May 2011. Prior to that, Mr. Phipps served as United Stationers’ President and Chief Operating Officer since September 2010 and as President, United Stationers Supply from October 2006 to September 2010. He joined United Stationers in August 2003 as its Senior Vice President, Operations. Prior to that, Mr. Phipps was a partner at McKinsey & Company, Inc., a global management consulting firm, where he led its North American Operations Effectiveness Practice and co-founded and led its Service Strategy and Operations Initiative. Prior to that, Mr. Phipps worked as a consultant with The Information Consulting Group, a systems consulting firm, and as an IBM account marketing representative. Mr. Phipps holds an MBA in Finance and Operations from The University of Chicago Graduate School of Business and a BS in mechanical engineering from The Ohio State University. Mr. Phipps is a member of the Compensation and Finance Committees of the Board.
Other Public Company Boards:
Mr. Phipps is a director of United Stationers Inc. (USTR).
Director Qualifications:
Mr. Phipps has expertise in the areas of strategic planning, operations and management leadership, which he developed in his career at United Stationers and in his prior positions at McKinsey and IBM. He has extensive knowledge of all aspects of managing and leading a complex business organization with a specific knowledge of North American markets. Mr. Phipps brings to our Board his experience in developing growth strategies for diversified wholesale distribution businesses and his expertise in the areas of supply chain systems, logistics, service operations and marketing. Age: 52.

Director Since	Name, Principal Occupation and Other Information
2003	John C. Pope
Mr. Pope is Chairman of PFI Group, LLC, a financial management firm that invests primarily in private equity opportunities. Mr. Pope was Chairman of the Board of Waste Management, Inc., a NYSE-listed waste collection and disposal firm, from November 2004 to December 2011. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components until it merged with Westinghouse Air Brake. Prior to that, Mr. Pope spent over six years with United Airlines and UAL Corporation in various roles, including President and Chief Operating Officer and as a member of the Board of Directors. Mr. Pope also spent 11 years with American Airlines and its parent, AMR Corporation, serving as Senior Vice President of Finance, Chief Financial Officer and Treasurer. He was employed by General Motors Corporation prior to entering the airline industry. Mr. Pope holds a master’s degree in finance from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope is Chairman of the Audit Committee of the Board.
Other Public Company Boards:
Mr. Pope is a director of Kraft Foods Group, Inc. (KRFT), R.R. Donnelley & Sons Company (RRD) and Waste Management, Inc. (WM). Mr. Pope served on the boards of Dollar Thrifty Automotive Group from 1997 to 2012 and Navistar International Corporation from 2012 to 2013.
Director Qualifications:
Mr. Pope draws on experience gained not only from his prior service as chief financial officer of two large publicly-traded companies in the transportation industry (and president and chief operating officer of one of those companies), but also from his current positions as chairman of a private equity firm and as a member of the boards of directors and audit committees of other publicly-traded companies. Through his service on these other boards and audit committees, Mr. Pope is able to share insights with the Board and Audit Committee regarding corporate governance best practices. Age: 65.

Director Since	Name, Principal Occupation and Other Information
1996	William J. Schroeder
Mr. Schroeder served as the Chairman of Oxford Semiconductor from July 2006 and Interim Chief Executive Officer from April 2007 until the sale of the company in January 2009. He served as President and CEO of Vormetric, Inc., an enterprise data storage security firm, from 2002 to 2004. During 2000, Mr. Schroeder was President and CEO of CyberIQ Systems, Inc., an Internet traffic switch company. Previously, he was employed by: Diamond Multimedia Systems, Inc. as President and CEO (1994 – 1999); Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986 – 1989) and later as Vice Chairman (1989 – 1994); and Priam Corporation as President and CEO (1978 – 1986). Earlier, Mr. Schroeder served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. Mr. Schroeder holds an MBA degree with High Distinction from the Harvard Business School and MSEE and BEE degrees from Marquette University. He is Chairman of the Compensation Committee of the Board.
Other Public Company Boards:
Mr. Schroeder serves on the Board of Directors of Nimble Storage Inc. (NMBL).
Private Company and Non-Profit Boards:
Mr. Schroeder serves on the Boards of Directors of Xirrus, Inc. and Vormetric, Inc.
Director Qualifications:
Mr. Schroeder has over 25 years of operating and executive experience at various technology companies, including as president or chief executive officer of three publicly-traded companies. He has experience as an entrepreneur, having grown several small technology companies to a size that they could be taken public. Mr. Schroeder’s entrepreneurial skills and his software and operations experience are of benefit to the Board, particularly when evaluating new business opportunities, IT system investments, and matters relating to the Company’s Menlo Logistics business unit. Age: 69.

Director Since	Name, Principal Occupation and Other Information
2005	Douglas W. Stotlar
Mr. Stotlar has served as President and Chief Executive Officer of Con-way Inc. since April 2005. Prior to that, Mr. Stotlar served as President and Chief Executive Officer of Con-way Freight, the Company’s regional trucking subsidiary, since December 2004. He served as Con-way Freight’s Executive Vice President and Chief Operating Officer from 2002 to 2004 and its Executive Vice President of Operations from 1999 to 2002. Prior to joining Con-way Freight, Mr. Stotlar served as Vice President and General Manager of Con-Way NOW after developing its strategic plan. Mr. Stotlar joined the Con-way organization in 1985 as a freight operations supervisor for Con-Way Central Express, one of the Company’s regional trucking subsidiaries. He subsequently advanced to management posts in Ohio and Indiana, where he was named northwest regional manager. Mr. Stotlar earned his bachelor’s degree in transportation and logistics from The Ohio State University.
Other Public Company Boards:
Mr. Stotlar is a member of the Board of Directors of URS Corporation (URS).
Private Company and Non-Profit Boards:
Mr. Stotlar serves on the Federal Reserve Bank of Chicago – Detroit Branch Board of Directors. He serves as Treasurer for and is a member of the Executive Committee of the American Trucking Association. He is also on the Board of Directors of the American Transportation Research Institute.
Director Qualifications:
As Chief Executive Officer and through his prior service in a series of increasingly senior leadership positions at the Company’s Con-way Freight business unit, Mr. Stotlar has developed a deep understanding of the Company’s customers, workforce, operations, culture, and key business drivers. As Chief Executive Officer, he understands the evolving corporate governance practices and regulatory environment that are important to shareholders and regulatory agencies. Mr. Stotlar also holds leadership positions in a number of industry organizations, through which he gains insights into industry and supply chain shifts and evolving practices that are helpful in shaping Company strategy. Age: 53.

Director Since	Name, Principal Occupation and Other Information
2004	Peter W. Stott
Mr. Stott has been president of Columbia Investments, Ltd. since 1983. He has also served as the vice chairman and a principal of ScanlanKemperBard Companies, a real estate private equity firm, from 2005 to 2010 and CEO from 2008 to 2010. He was formerly President and CEO of Crown Pacific from 1988 to 2004. Prior to that, Mr. Stott founded Market Transport, Ltd. in 1969, the largest “asset-based” transportation and logistics services company headquartered in Oregon. Market Transport, Ltd. was acquired in 2006 by UTi Worldwide, a NASDAQ-traded transportation and logistics company. Mr. Stott is a member of the Audit and Finance Committees of the Board.
Private Company and Non-Profit Boards:
Mr. Stott is on the Foundation Board and Governing Board of Portland State University. He is also a member of the Founder’s Circle of SOLVE and a trustee of the Portland Art Museum. Mr. Stott serves on the Board of Directors of Gerding/Edlen Development Company, one of the nation’s leading real estate investment and development firms for urban, infill, office, apartment and mixed use properties and Omega Morgan, one of the Northwest’s leading providers of complex lifting, rigging and moving solutions.
Director Qualifications:
Mr. Stott brings to the Board 45 years of experience in transportation and logistics services, having founded and operated a large asset-based transportation and logistics company. This experience enables Mr. Stott to provide insights into operational and service matters affecting the Company. He also has experience with real estate private equity investments and knowledge of commercial real estate in the Pacific Northwest, including Portland, Oregon where the Company has significant real estate holdings. Age: 69.

Director Since	Name, Principal Occupation and Other Information
2012	Roy W. Templin
Mr. Templin has served as the Chairman of the Board of Con-way Inc. since January 2014. Mr. Templin retired in 2012 as the Executive Vice President and Chief Financial Officer of Whirlpool Corporation, a NYSE-listed manufacturer and marketer of major home appliances, a position that he held since September 2004. Mr. Templin was also a member of Whirlpool Corporation’s Executive Committee since September 2004. Prior to joining Whirlpool, Mr. Templin was vice president of Finance and chief accounting officer for Kimball International, Inc., a manufacturer of furniture and contract electronic products. While at Kimball, he also held the positions of vice president and corporate controller, and assistant corporate controller. Before joining Kimball, Mr. Templin worked for Cummins, Inc. Earlier in his career, Mr. Templin held positions at NCR Corporation and Price Waterhouse. Mr. Templin holds a bachelor’s degree in accounting from Indiana University in Bloomington, Indiana and is a certified public accountant (CPA) and certified management accountant (CMA). Mr. Templin is Chairman of the Board, Chair of the Finance Committee and a member of the Audit Committee of the Board.
Other Public Company Boards:
Mr. Templin currently serves on the Board of Trustees for the Goldman Sachs Mutual Funds.
Director Qualifications:
Mr. Templin draws on extensive experience serving as a senior executive, most recently as the chief financial officer of a large, global publicly-traded company. As a chief financial officer, Mr. Templin was responsible not only for all aspects of finance but also had, for several years, responsibility for the information technology function (IT). Through his executive experience and as a CPA and CMA, he brings to our Board thorough knowledge of audit practices coupled with insights into overseeing the management of our financial and strategic operations. He possesses broad international experience, including experience with respect to significant corporate acquisitions and transactions. Age: 53.

Director Since	Name, Principal Occupation and Other Information
2004	Chelsea C. White III
Dr. White is the Schneider National Chair of Transportation and Logistics at the Georgia Institute of Technology. He was Director of the Trucking Industry Program, a program in the A.P. Sloan Foundation Industry Studies Network, and is the former Executive Director of The Logistics Institute at Georgia Tech. He was founding editor-in-chief of the IEEE Transactions and Intelligent Transportation Systems (ITS), and has served as the ITS Series book editor for Artech House Publishing Company. His research and teaching interests include trends in the supply chain and logistics industries and the role of information and risk mitigation in supply chains. Dr. White is a member of the Compensation and Finance Committees of the Board.
Private Company and Non-Profit Boards:
Dr. White serves on the boards of directors of the Bobby Dodd Institute and the Industry Studies Association. He is a former chair of the board of ITS Michigan, a former member of the ITS America board of directors and of the ITS Word Congress board of directors, and a former member of the executive committee for The Logistics Institute — Asia Pacific.
Director Qualifications:
As Schneider National Chair of Transportation and Logistics at the Georgia Institute of Technology, Dr. White has in-depth knowledge of the transportation and logistics sectors. His research focuses on issues of key importance to the Company, including analyzing the role of real-time information and enabling information technology for improved logistics and supply chain productivity and risk mitigation, with a focus on the U.S. trucking industry. Dr. White writes and speaks extensively on supply chain and logistics topics such as trends in the industry, the globalization of innovation in the logistics industry, information technology in the trucking industry, and competitive performance in the U.S. trucking industry. Age: 68.

PROPOSAL NUMBER 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This is the fourth consecutive year that the Company is asking shareholders to vote on this type of proposal, known as a “say-on-pay” proposal. At the Annual Meeting of Shareholders held in 2013, approximately 92% of the total votes cast were voted in favor of the Company’s say-on-pay proposal. At the 2011 Annual Meeting, shareholders were asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. The Board recommended that a say-on-pay vote be held annually, and an overwhelming majority of shareholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, the advisory vote on named executive officer compensation will be held on an annual basis at least until the next non-binding shareholder vote on the frequency of future say-on-pay votes.

Accordingly, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers contained in this Proxy Statement through the following resolution:

“RESOLVED, that the holders of Con-way Inc.’s common stock approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the proxy statement for the Con-way Inc. 2014 annual meeting of shareholders pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the report of the Compensation Committee, and the executive compensation tables and related footnotes and narrative).”

The fundamental goal of our executive officer compensation program is to provide incentives for our executives to create sustainable value for our shareholders while effectively managing through the economic cycles of our business. To help achieve this goal, the key objectives of our executive compensation program are to:

•	attract, retain and motivate a high-performing executive team;
•	align the interests of our executive team with those of our shareholders by tying a significant portion of executive compensation to financial performance goals and the value of our Company’s stock; and
•	drive continuous improvement in both short-term and long-term financial performance through the use of complementary elements of the Company’s executive compensation program.

In order to effectively meet these goals and objectives, we have designed our executive compensation program around two key compensation principles: pay for performance and pay at risk. Please see the Compensation Discussion and Analysis for additional detail regarding our executive officer compensation program.

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER 3: APPROVAL OF THE AMENDMENTS TO THE COMPANY’S BYLAWS REGARDING SPECIAL SHAREHOLDER MEETINGS

The Board is seeking approval of amendments to Section 3 of Article II of the Company’s Bylaws to allow shareholders who have held in the aggregate at least a 25% “net long position” in the Company’s capital stock for at least one year to call a special meeting of the shareholders, subject to the conditions set forth in our Bylaws. The Bylaws currently provide that a special meeting of the shareholders may be called upon written request of “any stockholder or stockholders holding in the aggregate a majority of the voting power of all stockholders.” A special meeting of the shareholders may also be called by the Board or the Chief Executive Officer of the Company at any time.

The Board believes that lowering the required ownership threshold to request a special meeting to 25% maintains a reasonable balance between enhancing the rights of shareholders to call a special meeting and protecting against the risk that a small minority of shareholders, including shareholders with special interests, could require a special meeting that results in financial expense and disruption to the Company’s business. For each special meeting of shareholders, the Company would be required to provide each shareholder with notice and proxy materials, which results in significant expenses. Additionally, preparing for shareholder meetings requires significant attention of the Company’s directors, officers and employees, diverting their attention from performing their primary function, which is to effectively operate the Company’s business in the best interests of the shareholders. The Board believes that special meetings should only be called to consider extraordinary matters that are of interest to a broad base of shareholders and that cannot have their consideration delayed until the next annual meeting. Accordingly, the amendments to the Bylaws establish a 25% “net long” threshold for the right of shareholders to call a special meeting, which provides shareholders a meaningful ability to request that the Board call a special meeting while minimizing the concerns articulated above. A shareholder’s “net long position” is the amount of our shares in which the shareholder holds a positive (i.e., “long”) economic interest, reduced by the amount of our shares in which the shareholder holds a negative (i.e., “short”) economic interest. By taking into account (a) the extent to which shareholders requesting a special meeting hedge their shares (or otherwise offset their economic exposure in their shares) and (b) the length of time those shares have been held, the requirement that shareholders requesting a special meeting must have held a “net long position” in the Company’s stock for at least one year ensures that shareholders seeking to exercise the right have both a true economic and non-transitory interest in the Company. Further, the proposed amendments also contain various exceptions and timing mechanisms that are intended to avoid the cost, distraction and redundancy that would result from multiple shareholder meetings being held within a short time period.

Our Board is committed to good governance practices and is interested in the views and concerns of our shareholders. For example, in addition to the right to call a special meeting, our shareholders have the ability to act by written consent. Furthermore, at last year’s annual meeting, our Board proposed, and the shareholders approved, amendments to the Company’s Certificate of Incorporation to reduce the vote required for shareholders to take action by written consent to 66 2/3% of outstanding shares. In light of our Board’s continuing commitment to ensuring effective corporate governance and the other reasons discussed in this proposal, our Board believes the proposed amendments to our Bylaws are reasonable, appropriate and in the best interests of the Company and the shareholders. Accordingly, the Board, upon the recommendation of the Governance and Nominating Committee, has unanimously approved the amendments to Section 3 of Article II of the Company’s Bylaws, declares their advisability and recommends that the Company’s shareholders approve the amendments. Under the Company’s governing documents, the Board or the Company’s shareholders may amend our Bylaws. Consequently, the special meeting Bylaw amendments may, in the future, be further amended, modified or repealed.

The foregoing description of the proposed amendments to our Bylaws is a summary and is qualified by and subject to the complete text of the proposed amendments, including the specific requirements and procedures for calling a special meeting of shareholders, as set forth in Appendix A.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE COMPANY’S BYLAWS REGARDING SPECIAL SHAREHOLDER MEETINGS.

PROPOSAL NUMBER 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At last year’s annual meeting, shareholders ratified the appointment of KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2013. The Board recommends that shareholders vote in favor of ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. A representative of the firm will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders. The Company has been informed by KPMG LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates. KPMG LLP has served as the Company’s independent registered public accounting firm since 2003.

Fees

The following table sets forth the aggregate fees for services KPMG LLP provided to the Company during the fiscal years ended December 31, 2013 and December 31, 2012:

	2013	2012
Audit Fees	$1,648,199	$1,658,548
Audit-Related Fees	—	—
Tax Fees	64,000	76,000
All Other Fees	—	—
Total	$1,712,199	$1,734,548
•	Audit Fees. Represents fees for professional services for the audit of the Company’s annual financial statements for the fiscal year, for reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year, and for services provided by KPMG LLP in connection with statutory or regulatory filings for the fiscal year.
•	Tax Fees. Represents fees billed for professional services rendered for tax compliance, tax advice and tax planning.
•	All Other Fees. No fees were billed by KPMG LLP to the Company for products and services rendered in 2013 and 2012, other than the Audit Fees and Tax Fees described in the preceding paragraphs.

All of the services performed by KPMG LLP during 2013 and 2012 were pre-approved by the Audit Committee of the Board, which concluded that the provision of the non-audit services described above is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

Prior to retaining KPMG LLP to provide services in any fiscal year, the Audit Committee first reviews and approves KPMG LLP’s fee proposal and engagement letter. In the fee proposal, each category of services (Audit, Audit-Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services. For 2013 and 2012, the Audit Committee also pre-approved nominal additional fees (beyond those included in the KPMG LLP fee proposal) for services in a limited number of subcategories, based on unanticipated need. The Company’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of KPMG LLP for services outside the scope of the fee proposal and engagement letter.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

AUDIT COMMITTEE REPORT

In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2013, the Audit Committee has reviewed and discussed the audited financial statements with management, and discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013, for filing with the SEC.

The Audit Committee

John C. Pope, Chairman	Edith R. Perez
John J. Anton	Peter W. Stott
W. Keith Kennedy, Jr.	Roy W. Templin

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of February 11, 2014, by each of the directors, director nominees and the named executive officers identified in the Summary Compensation Table below, and by our current directors and executive officers as a group. The percentages shown are based on the outstanding shares of common stock as of February 11, 2014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
John J. Anton	17,655	*
Robert L. Bianco, Jr.(2)	135,720	*
Stephen L. Bruffett(3)	117,473	*
W. Keith Kennedy, Jr.	30,999	*
Stephen K. Krull(4)	0	*
W. Gregory Lehmkuhl(5)	39,911	*
Michael J. Murray	38,699	*
Edith R. Perez	9,311	*
P. Cody Phipps	2,890	*
John C. Pope	21,547	*
William J. Schroeder	33,445	*
Douglas W. Stotlar(6)	754,577	1.3%
Peter W. Stott	13,634	*
Roy W. Templin	6,808	*
Chelsea C. White III	18,815	*
All directors and executive officers as a group (20 persons)(7)	1,435,049	2.5%

*	Less than one percent of the Company’s outstanding shares of common stock.
(1)	Represents shares as to which the individual has sole voting and investment power (or for which the individual shares such power with his or her spouse). None of these shares has been pledged as security. The shares shown include 2,890 restricted shares for each of Messrs. Phipps and Templin and 3,634 restricted shares for each of the remaining non-employee directors.
(2)	The amount shown includes 90,383 shares which Mr. Bianco has the right to acquire within 60 days of February 11, 2014 pursuant to vested stock options. In addition to the holdings shown in the above table, Mr. Bianco holds 37,088 restricted stock units that are not scheduled to vest within 60 days of February 11, 2014.
(3)	The amount shown includes 81,324 shares which Mr. Bruffett has the right to acquire within 60 days of February 11, 2014 pursuant to vested stock options. In addition to the holdings shown in the above table, Mr. Bruffett holds 41,167 restricted stock units that are not scheduled to vest within 60 days of February 11, 2014.
(4)	The amount shown includes no shares which Mr. Krull has the right to acquire within 60 days of February 11, 2014 pursuant to vested stock options. In addition to the holdings shown in the above table, Mr. Krull holds 57,000 restricted stock units that are not scheduled to vest within 60 days of February 11, 2014.
(5)	The amount shown includes 35,018 shares which Mr. Lehmkuhl has the right to acquire within 60 days of February 11, 2014 pursuant to vested stock options. In addition to the holdings shown in the above table, Mr. Lehmkuhl holds 40,570 restricted stock units that are not scheduled to vest within 60 days of February 11, 2014.
(6)	The amount shown includes 604,491 shares which Mr. Stotlar has the right to acquire within 60 days of February 11, 2014 pursuant to vested stock options. In addition to the holdings shown in the above table, Mr. Stotlar holds 105,808 restricted stock units that are not scheduled to vest within 60 days of February 11, 2014 and 14,531 phantom stock units under the Company’s Deferred Compensation Plan for Executives and Key Employees that will be paid out in cash.
(7)	The shares shown include 960,317 shares which all directors and executive officers as a group have the right to acquire within 60 days of February 11, 2014 pursuant to vested stock options.

STOCK OWNERSHIP BY PRINCIPAL SHAREHOLDERS

The following table sets forth information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Hotchkis and Wiley Capital Management, LLC(1)	5,143,919	9.0%
BlackRock, Inc.(2)	4,487,600	7.9%
The Vanguard Group(3)	3,075,433	5.4%
Fairpointe Capital LLC(4)	2,940,538	5.2%

(1)	Based on information contained in a Schedule 13G/A filed on February 13, 2014. The Schedule 13G/A indicates that Hotchkis and Wiley Capital Management, LLC is an investment adviser with a principal business office at 725 S. Figueroa Street, Los Angeles, CA 90017. This amount reflects the total shares held by Hotchkis clients as of December 31, 2013. Hotchkis has sole voting power over 4,667,819 shares and no voting power over 476,100 shares, and sole dispositive power over all shares.
(2)	Based on information contained in a Schedule 13G/A filed on January 28, 2014. The Schedule 13G/A indicates that BlackRock, Inc. has a principal business office at 40 East 52nd Street, New York, NY 10022. This amount reflects the total shares beneficially owned by BlackRock, Inc. and certain subsidiaries as of December 31, 2013. Blackrock has sole voting power over 4,258,678 shares and no voting power over 228,922 shares, and sole dispositive power over all shares.
(3)	Based on information contained in a Schedule 13G/A filed on February 12, 2014. The Schedule 13G/A indicates that The Vanguard Group has a principal business office at 100 Vanguard Blvd., Malvern, PA 19355. This amount reflects the total shares beneficially owned by The Vanguard Group and certain subsidiaries as of December 31, 2013. The Vanguard Group has sole voting power over 34,746 shares and no voting power over 3,040,687 shares, and sole dispositive power over 3,044,487 shares and shared dispositive power over 30,946 shares.
(4)	Based on information contained in a Schedule 13G/A filed on February 7, 2014. The Schedule 13G/A indicates that Fairpointe Capital LLC has a principal business office at One N. Franklin, Ste. 3300, Chicago, IL 60606. This amount reflects the total shares beneficially owned by Fairpointe Capital LLC as of December 31, 2013. Fairpointe Capital LLC has sole voting power over 2,902,343 shares and no voting power over 38,195 shares, and sole dispositive power over all shares.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN
BOARD COMMITTEES; CORPORATE GOVERNANCE

Director Independence Standards

Pursuant to NYSE listing standards, our Board has adopted a formal set of categorical Director Independence Standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the NYSE corporate governance listing standards. In accordance with these standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. Our Director Independence Standards are available on the Company’s corporate website at www.con-way.com under the heading “Corporate Governance” within the “Investors” tab.

Director Independence

The Board has determined that each incumbent director and director nominee other than our CEO, Douglas W. Stotlar, is an independent director under the NYSE listing standards and our Director Independence Standards.

Majority Voting; Director Resignation Policy

The Company’s Bylaws provide for majority voting in the election of directors, except in the case of contested elections, which is when the number of nominees exceeds the number of directors to be elected. In addition, the Board has adopted a Director Resignation Policy, setting forth the actions to be taken if a director fails to receive the required number of votes for re-election.

Such policy requires an incumbent director who fails to obtain a majority vote in an uncontested election in accordance with the Company’s Bylaws to tender his or her resignation to the Chairman of the Board within five days after the election results are certified. The Governance and Nominating Committee of the Board then considers the resignation and makes a recommendation to the Board concerning the acceptance or rejection of the resignation. The recommendation must be made within 45 days, and the Board must take action on the recommendation within 90 days, following the annual shareholders meeting at which the election of directors occurred. The Company will announce the Board’s decision regarding such resignation in a Form 8-K filed with the SEC within four business days after the decision is made.

In making its recommendation, the Governance and Nominating Committee will consider all factors it deems relevant, including the reasons why shareholders voted against the director’s election, the qualifications of the director and whether the director’s resignation is in the best interests of the Company and its shareholders. The Committee will also consider possible alternatives concerning the tendered resignation, including acceptance, rejection, or rejection coupled with a commitment to seek to address and cure the reasons underlying the director’s failure to receive the required number of votes for re-election.

The Policy also provides for the independent members of the Board to consider resignations tendered pursuant to this Policy in the event that a majority of the members of the Governance and Nominating Committee fails to receive the required number of votes for re-election.

Board Meetings; Board Leadership Structure; Sessions of Non-Management Directors

During 2013, the Board held five meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

Mr. Templin succeeded Dr. Kennedy as Chairman of the Board in January 2014 in accordance with the Board’s planned leadership succession process. Mr. Templin was identified in June 2013 by the Board as the eventual successor, and Mr. Templin then worked closely with Dr. Kennedy to effect an orderly leadership transition. The Company currently has both a non-executive Chairman of the Board (Mr. Templin) and a Chief Executive Officer (Mr. Stotlar) and has had a separate Chairman and Chief Executive Officer at all times since 1998, except for a ten-month period from 2004 to 2005 when the then Chairman of the Board also served as interim Chief Executive Officer.

Separating these positions allows our Chief Executive Officer to focus on setting the strategic direction of the Company and providing the day-to-day leadership of the Company, while the Chairman of the Board can then focus on providing advice to, and overseeing the performance of, the Chief Executive Officer. Although our Bylaws and Corporate Governance Guidelines do not require the separation of these positions, the Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for the Board at this time.

Pursuant to the Company’s Corporate Governance Guidelines, Mr. Templin also serves as the Board’s “Lead Non-Management Director.” Non-management members of the Board meet in executive session on a regularly scheduled basis, with Mr. Templin presiding at such executive sessions. Neither the Chief Executive Officer nor any other member of management attends the meetings of non-management directors, unless their attendance is specifically requested by the non-management directors. For information regarding how to communicate with the Lead Non-Management Director and other members of the Company’s Board, see “Communications with Directors” below.

Standing Committees

The Board currently has the following four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, and the Governance and Nominating Committee. Each of these standing committees is governed by a written charter approved by the Board. A copy of each charter can be found on the Company’s website as follows:

Audit Committee:

http://www.con-way.com/en/investor_relations/corporate_governance/committee_charters/ audit_committee/

Compensation Committee:

http://www.con-way.com/en/investor_relations/corporate_governance/committee_charters/ compensation_committee/

Finance Committee:

http://www.con-way.com/en/investor_relations/corporate_governance/committee_charters/ finance_committee/

Governance and Nominating Committee:

http://www.con-way.com/en/investor_relations/corporate_governance/committee_charters/ governance_and_nominating_committee/

Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

The current members of each of the standing committees of the Board are shown below:

Name	Audit	Compensation	Finance	Governance and Nominating
John J. Anton	✓			✓
W. Keith Kennedy, Jr.	✓			✓
Michael J. Murray		✓		C
Edith R. Perez	✓			✓
P. Cody Phipps		✓	✓
John C. Pope	C
William J. Schroeder		C
Douglas W. Stotlar
Peter W. Stott	✓		✓
Roy W. Templin*	✓		C
Chelsea C. White III		✓	✓

✓ =	Current member
C =	Committee Chair
* =	Chairman of the Board

Descriptions of the Audit, Compensation, Finance and Governance and Nominating Committees follow:

Audit Committee: The Audit Committee assists the Board in its oversight of matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. Under its charter, the Audit Committee is responsible for the appointment, evaluation and compensation of the Company’s outside independent auditors. The Committee receives and reviews reports on the Company’s accounting and internal control policies and procedures and oversees the work of the Company’s outside independent auditors and internal auditors. Under its charter, the Audit Committee also provides oversight of the Company’s Compliance program. The Company has established a Compliance Committee, chaired by the Chief Compliance Officer, which provides a process for addressing ethics and compliance complaints, including complaints regarding accounting, internal accounting controls, or auditing matters, and for reporting such complaints to the Audit Committee, as appropriate.

Each Audit Committee member has been determined to be an independent director under the NYSE listing standards. The Board has determined that Mr. Pope qualifies as an “audit committee financial expert” as such term is defined in rules adopted by the SEC. The Committee met ten times during 2013.

Compensation Committee: The Compensation Committee approves the annual base salaries paid to the Chief Executive Officer, the Company’s other policy-making officers and certain other corporate officers. The Company’s Chief Executive Officer approves the annual base salaries for the Company’s other executives. The Compensation Committee also approves, for all executives, the short-term and long-term incentive compensation award opportunities and performance goals applicable to these awards, and annual grants of long-term incentive awards to all executives made under the Company’s equity and incentive plan. In determining the compensation paid to the Chief Executive Officer, it is the practice of the Compensation Committee to consult with and obtain the concurrence of the other independent members of the Board of Directors. Management has no role in recommending or setting compensation for the Chief Executive Officer. The Committee also reviews the retirement and benefit plans of the Company and its domestic subsidiaries.

Each Compensation Committee member has been determined to be an independent director under the NYSE listing standards. The Committee met five times during 2013.

The Compensation Committee typically engages an independent compensation consultant to assist the Committee in its annual review of executive compensation. For 2013, the Compensation Committee retained Semler Brossy Consulting Group, LLC as its independent compensation consultant. (See “Compensation Discussion and Analysis — Compensation Consultant” below.)

The independent compensation consultant is available for consultation with the Committee (without executive officers present) prior to and at the Committee meeting at which executive compensation is approved, as well as at other times during the year.

The Compensation Committee charter identifies the Compensation Committee as the Committee with the responsibility to administer the 2012 Equity and Incentive Plan and the short-term and long-term incentive compensation awards made under the Plan. The Committee has delegated to management the authority to administer the plans on a day-to-day basis. However, the Committee retains sole authority to make awards to the named executive officers and other Section 16 officers of the Company, to establish the terms of these awards (including performance goals) and to determine whether or not modifications to performance goals are to be made.

Finance Committee: The Finance Committee reviews the Company’s capital structure, dividend policy, major insurance programs, pension plan investment policy, and material financial transactions, including but not limited to transactions involving derivatives, loan and credit agreements, capital leases, mortgages, bond indentures and securities issuances in general, and advises Company management and the Board of Directors with respect to such matters.

The Finance Committee consists of three or more directors, as determined from time to time by the Board of Directors, based upon recommendations of the Governance and Nominating Committee. Each member of the Committee shall be qualified to serve on the Committee pursuant to any applicable requirements of the NYSE, and any additional requirements that the Board deems appropriate. The Finance Committee met three times during 2013.

Governance and Nominating Committee: The duties and responsibilities of the Governance and Nominating Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•	recommending to the Board directors to serve on the standing committees of the Board;
•	advising the Board with respect to matters of Board composition and governance processes;
•	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and overseeing corporate governance matters generally;

•	overseeing the Company’s policies and procedures with respect to related person transactions;
•	overseeing the annual evaluation of the Board and the Company’s management; and
•	reviewing and recommending to the Board the appropriate forms and levels of compensation for Board and Committee service by non-employee directors (including the Chairman of the Board, if he or she is not an employee of the Company).

Each Committee member has been determined to be an independent director under the NYSE listing standards. The Governance and Nominating Committee met five times during 2013.

Periodically, the Governance and Nominating Committee engages an independent compensation consultant to review the Company’s director compensation. Typically, the Committee engages the same consultant that the Compensation Committee engages to provide advice regarding executive compensation. The Committee instructs the consultant to include in its review prevalent director compensation practices, including compensation in cash, stock and options. The Committee retained Semler Brossy Consulting Group, LLC to evaluate the Company’s director compensation against relevant market information. The Committee does not delegate any of its duties regarding director compensation, and executive officers of the Company have no role in determining or recommending the amount or form of director compensation.

The Governance and Nominating Committee will consider director candidates recommended by shareholders on the same basis as it considers director candidates identified by the Committee. In considering director candidates, the Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Governance and Nominating Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock; and
•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Governance and Nominating Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105. The Governance and Nominating Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The Governance and Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. A nominee should have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Although the Governance and Nominating Committee does not have a formal policy with respect to diversity, it seeks to have a Board that represents a diversity of backgrounds, skills and experience. The Governance and Nominating Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.

The Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance and Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Board’s Role in the Oversight of Company Risk

The Board has responsibility for oversight of the Company’s risk management, while the Company’s executive leadership is responsible for the day-to-day enterprise risk management. The Company has developed an enterprise risk management process in which key business and functional leaders identify the major risks that the Company faces, including operational, financial, legal and regulatory, strategic and reputational risks. In addition to evaluating major risks, management identifies ways to mitigate and monitor such risks. At least annually, the Company’s executive leadership reviews with the Board the major risks identified in the enterprise risk management process, as well as the steps identified to mitigate such risks.

In addition, the Board has allocated to its standing committees the review of risks within their respective areas of responsibility. For example, the Audit Committee reviews risks relating to financial reporting and internal control functions, the Finance Committee reviews risks relating to financial matters and transactions, and the Compensation Committee reviews risks relating to the Company’s compensation programs and policies.

The Compensation Committee, with assistance from its independent compensation consultant, conducted a review of the risks arising from the Company’s compensation policies and practices for employees, including executives. Based on such review, the Compensation Committee concluded that these risks are not reasonably likely to have a material adverse effect on the Company.

Policies and Procedures Regarding Related Person Transactions; Transactions with Related Persons

The Company has written policies and procedures for the review, approval or ratification of related person transactions. A transaction is subject to the policies and procedures if the transaction involves an amount in excess of $120,000, the Company is a participant in the transaction and any executive officer, director or 5% shareholder, or any of their immediate family members, has a direct or indirect interest in the transaction. The Governance and Nominating Committee of the Board is responsible for applying these policies and procedures. It is the Company’s policy to enter into or ratify related person transactions only when the Governance and Nominating Committee determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Since January 1, 2013, the Company has not been a participant in any transaction involving more than $120,000 in which a related person had a direct or indirect material interest, nor is any such transaction currently proposed.

Communications with Directors

Any shareholder or other interested party desiring to communicate with any director (including the Chairman of the Board and the other non-management directors) regarding the Company may directly contact any director or group of directors by submitting such communications in writing to the director or directors in care of the Corporate Secretary, 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

The Company’s policy regarding director attendance at the Annual Meeting of Shareholders is for the Chairman of the Board and the Chief Executive Officer (if different from the Chairman) to attend in person, and for other directors to attend in person or electronically. In 2013, the Chairman of the Board and the Chief Executive Officer each attended the meeting in person and the nine other outside directors attended telephonically.

Authority to Retain Advisors

The Board and each Committee of the Board is authorized, as it determines necessary to carry out its duties, to engage independent counsel and other advisors. The Company compensates any independent counsel or other advisor retained by the Board or any Committee.

Code of Business Ethics; Corporate Governance Guidelines

The Company has adopted a Code of Business Ethics that applies to our Chief Executive Officer, Chief Financial Officer and Controller, as well as other officers, directors and employees of Con-way. The Board has also adopted Corporate Governance Guidelines. Current copies of each of these documents are available on the Company’s corporate website at www.con-way.com under the heading “Corporate Governance” within the “Investors” tab. Copies are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Business Ethics by posting such information on its website at www.con-way.com.

2013 DIRECTOR COMPENSATION

The following table sets forth the compensation for 2013 of the non-employee members of the Board. The narrative that follows the table describes the compensation programs applicable to the non-employee directors during 2013. Mr. Stotlar is not included in the table because he does not receive compensation in his capacity as a member of the Board. His compensation as President and Chief Executive Officer is included in the 2013 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
John J. Anton	85,006	99,994	—	185,000
William R. Corbin	29,999	—	—	29,999
W. Keith Kennedy, Jr.	220,006	99,994	—	320,000
Michael J. Murray	87,506	99,994	—	187,500
Edith R. Perez	85,006	99,994	—	185,000
P. Cody Phipps	55,006	99,994	—	155,000
John C. Pope	90,006	99,994	—	190,000
William J. Schroeder	85,006	99,994	—	185,000
Peter W. Stott	84,173	99,994	—	184,167
Roy W. Templin	142,053	99,994	—	242,047
Chelsea C. White III	82,506	99,994	—	182,500

(1)	Mr. Templin assumed the role of Finance Committee Chair upon the retirement of Mr. Corbin. Mr. Templin was paid an additional retainer of $54,546 in 2013 during his transition to designation as Chairman of the Board.

Amounts shown in this column include a cash payment of $6.00 issued in lieu of granting partial shares in connection with the 2013 restricted stock grants for non-employee directors.

Following is a breakdown of Board retainers and committee fees paid in 2013:

				Chair Fees				Committee Fees
Name	Board Retainer	Board Chair Fees	Audit	Comp	Finance	GNC	Audit	Comp	Finance	GNC
Anton	$70,000						$10,000			$5,000
Corbin	$23,333				$3,333		$3,333
Kennedy	$70,000	$150,000
Murray	$70,000					$10,000		$7,500
Perez	$70,000						$10,000			$5,000
Phipps	$46,667							$5,000	$3,333
Pope	$70,000		$20,000
Schroeder	$70,000			$15,000
Stott	$70,000						$6,667	$2,500	$5,000
Templin	$70,000	$54,546			$6,667		$6,667	$2,500	$1,667
White	$70,000							$7,500	$5,000
(2)	The amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in 2013 and are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). For additional information on the valuation assumptions for the 2013 grants, see Note 10, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2013, as filed with the SEC.

The following table provides the total number of shares of restricted stock granted to each non-employee director during fiscal year 2013 and the total number of shares of unvested restricted stock held by each non-employee director as of December 31, 2013:

	Restricted Stock Awards Granted During 2013 (#)	Total Restricted Stock Awards Outstanding as of December 31, 2013 (#)
Anton	2,890	3,634
Corbin	—	—
Kennedy	2,890	3,634
Murray	2,890	3,634
Perez	2,890	3,634
Phipps	2,890	2,890
Pope	2,890	3,634
Schroeder	2,890	3,634
Stott	2,890	3,634
Templin	2,890	2,890
White	2,890	3,634
(3)	No option awards were granted to non-employee directors in 2013. As of December 31, 2013, none of the non-employee directors held any stock options.

Directors may elect to defer payment of their fees under the Company’s deferred compensation plans for directors. Payment of any deferred compensation account balances will be paid in a lump sum or in installments beginning no later than the year following the director’s final year on the Board. In 2013, as in previous years, interest on amounts deferred prior to 2007 was credited quarterly at the Bank of America prime rate. The Company’s deferred compensation plans for directors provide that balances on amounts deferred in 2007 and subsequent years are not credited with a fixed rate of interest but instead fluctuate based on the value of one or more funds selected by the director from a list of available funds. In addition, directors may elect to have some or all of their pre-2007 account balances valued in the same manner as post-2006 deferrals. Directors may also elect to convert some or all of their deferred compensation account balances into phantom stock units that track the performance of the Company’s common stock.

Each of our directors stands for election or re-election annually. In 2013, upon his or her election or re-election, each non-employee director received a grant of restricted stock with a notional value of $100,000. The number of shares of restricted stock in each grant was determined by dividing the notional value of the grant by the closing price of the Company’s common stock on the grant date, with any fractional shares paid in cash. Each such grant of restricted stock will vest on the date of the annual shareholder meeting following the grant date or earlier upon the occurrence of certain events such as death, disability, retirement or a change in control.

The Board has established stock ownership guidelines for non-employee directors. Under the guidelines, each non-employee director is expected to hold Con-way securities having an aggregate value of not less than three times the annual cash retainer of $70,000, or $210,000. New directors have five (5) years from the date of their appointment to the Board to satisfy these stock ownership guidelines. To determine compliance with these guidelines, ownership interests are valued as follows:

Common shares held directly or indirectly	Full value
Phantom stock units held in Directors’ Deferred Compensation Plan	Full value
Vested in-the-money stock options	50% of value
Unvested restricted stock	50% of value

Directors are provided with business travel insurance coverage and, in addition, are reimbursed for travel expenses incurred for attending Board and Committee meetings as well as director educational seminars or events.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program for 2013. The Compensation Committee of the Company’s Board of Directors oversees our executive compensation program and practices. In this section of the Proxy Statement, we explain how and why the Compensation Committee made its compensation decisions in 2013 for the following named executive officers, or NEOs:

Douglas W. Stotlar	President and Chief Executive Officer (CEO)
Stephen L. Bruffett	Executive Vice President and Chief Financial Officer (CFO)
Robert L. Bianco, Jr.	Executive Vice President and President of Menlo Worldwide, LLC
Stephen K. Krull	Executive Vice President, General Counsel and Secretary
W. Gregory Lehmkuhl	Executive Vice President and President of Con-way Freight Inc.

Executive Summary

The Company provides transportation, logistics and supply-chain management services for a wide range of customers across a variety of markets. The success of our Company is ultimately built on the trust placed in us by our customers, who rely on us to handle and deliver their products on time, undamaged and at a competitive price. However, even when our operational execution is strong, our financial results remain sensitive to seasonal and economic cycles.

Our Compensation Philosophy

Our fundamental goal is to create sustainable value for our shareholders while effectively managing through the economic cycles of our business. To help achieve this goal, the key objectives of our executive compensation program are to:

•	attract, retain and motivate a high-performing executive team;
•	align the interests of our executive team with those of our shareholders by tying a significant portion of executive compensation to financial performance goals and the value of our Company’s stock; and
•	drive continuous improvement in both short-term and long-term financial performance through the use of complementary elements of the Company’s executive compensation program.

In order to meet these objectives, our executive compensation program design is based upon two key compensation principles: pay for performance and pay at risk.

The pay-for-performance and pay-at-risk design of our executive compensation program is best illustrated in the following charts, which show that approximately 81% of our CEO’s 2013 target total direct compensation and, on average, approximately 73% of the 2013 target total direct compensation of our other NEOs was in the form of “at risk” incentive compensation opportunities, the value of which is tied to the achievement of performance goals or our stock price.

2013 Target Total Direct Compensation Mix

How Executive Compensation Was Tied to Company Performance in 2013

Over the past five years, we have been tested by a challenging economic environment. The markets for our services continued to face economic uncertainty in 2013, resulting in our financial performance for fiscal year 2013 being below our expectations. This year, for the first time since 2009, we did not grow our Company’s consolidated revenue and consolidated operating income on a year-over-year basis. In 2013, on a consolidated basis, our revenue decreased slightly to $5.5 billion, a decrease of 1.9% from the prior year, and our operating income decreased to $209.0 million, a decrease of 8.7% from the prior year.

Despite the economic uncertainty, we focused on implementing the multi-year operational efficiency improvement plan that we launched in 2012. While we made progress on key foundational initiatives and positioned our Company for continued operational improvements going forward, our financial results in 2013 did not fully reflect the underlying improvements we believe we have made to our operating infrastructure. During the year, our Company made important investments for the future and in addition, took on large, new projects at our logistics business unit, Menlo, which generated start-up costs and increased expenses in the near-term. We believe that our singular focus on the long-term strategy of our Company and the investments that we have made as part of this strategy will help to improve operational performance, drive operating efficiencies, and enable our Company to deliver sustainable margin expansion.

In 2013, our stock performed well and we grew our total stockholder return by more than 44%. During 2014, our focus remains on creating long-term value for our shareholders.

Consistent with our pay-for-performance philosophy, our Company’s financial performance in 2013 drove executive compensation. As of December 31, 2013, the estimated current value of the total direct compensation for each of our NEOs was below such executive’s target total direct compensation.1

The annual incentive compensation paid to our NEOs based on 2013 financial results reflects the slight increase in year-over-year profitability at our Freight business unit and the decline in year-over-year profitability at our other two business units. On average, our NEOs’ annual incentive bonus payouts, as a percentage of target, declined 48.7% year-over-year. Specifically, our NEOs either earned no annual incentive compensation or earned below-target annual incentive compensation, with payouts ranging from 0.0% to 76.9% of target.

With respect to 2013 performance-based equity awards, as of December 31, 2013, the estimated current value of each NEO’s performance share plan unit award was lower than its grant date value, reflecting both the Company’s 2013 financial performance and the increase in the Company’s stock price during 2013.

The value ultimately realized with respect to the 2013 long-term incentive awards will depend on the Company’s achievement of the three-year performance goals established for the 2013 performance-based equity awards and the Company’s stock price at the time the awards vest.

2013 Total Direct Compensation

[1]	The estimated current value of 2013 total direct compensation includes 2013 base salary, actual incentive compensation earned based on 2013 performance, and the value of the long-term equity incentive awards granted in 2013 based on the Company’s closing stock price on December 31, 2013. For performance share plan unit awards, the estimated current value as of December 31, 2013 assumes actual financial performance for 2013 and target financial performance for remaining annual portions of the three-year performance period.

Other 2013 Executive Compensation Highlights
•	Total direct compensation levels are generally compared to the median of market data, with upside opportunity to reward superior performance and reduced compensation levels when performance objectives are not achieved.
•	Our annual incentive program requires achievement of rigorous financial thresholds (pre-established goals for adjusted operating income for each business unit in 2013) before any annual incentive compensation is paid, as described more fully beginning on page 48.
•	Given the pay-for-performance nature of our executive compensation program, the Compensation Committee included performance-based equity awards in the long-term incentive compensation mix for 2013 (50% performance share plan units and 50% restricted stock units), as described more fully beginning on page 51.
•	Our Company provides minimal perquisites, which on average represent approximately 1.2% of the total compensation package for each of our NEOs.
Corporate Governance Framework

To meet the key objectives of our executive compensation program and to mitigate risk from our compensation practices and principles, the Company has adopted a corporate governance framework that includes the components described below, each of which the Committee believes reinforces the Company’s executive compensation philosophy and objectives.

•	Stock ownership guidelines: We have established stock ownership guidelines for our NEOs and other top executive officers to further align the interests of our executives with those of our shareholders. In 2013, the stock ownership guideline applicable to the CEO was increased from 5 to 6 times base salary. The following guidelines for equity ownership are expressed as a multiple of each executive’s base salary:

Executive Officers	Stock Ownership Guideline (as a multiple of base salary)
Level E5 Officer (CEO)	6
Level E4 Officers (5 in total, including 4 NEOs)	3
Level E3 Officers (5 in total)	1
To determine compliance with these guidelines, common shares held directly or indirectly, phantom stock units held in the deferred compensation plans and common shares held in the 401(k) plans count towards meeting the stock ownership guidelines. However, vested in-the-money stock options, unvested restricted stock, unvested restricted stock units and unvested performance share plan units do not count towards meeting the stock ownership guidelines.
•	Stock-retention requirements: Our NEOs and other executive officers are required to retain 70% of the net shares (after tax withholding) received upon vesting ownership of restricted stock, restricted stock units and performance share plan units unless the executive then meets our stock ownership guidelines.
•	“Clawback” policy: Our NEOs and other policy-making executive officers are required to repay overpayments of annual and long-term cash incentive compensation awards in the event of fraud or in the event of a financial restatement occurring within one year following the award payment.

•	Double-trigger vesting: An executive’s unvested equity awards will vest upon a change in control only if the executive also experiences a qualifying termination of employment.
•	No stock option repricing: The Company’s equity incentive plan does not permit either stock option repricing without shareholder approval or stock option grants with an exercise price below fair market value.
•	No tax gross-ups: The Company does not provide tax gross-ups on any benefits or perquisites, including severance payments received following a change in control.
•	No hedging or pledging of Company stock: Company policy prohibits short sales of Company stock and other similar transactions that could be used to hedge the risk of Company stock ownership and the pledging of Company stock.
•	Independent compensation consultant: Our Compensation Committee retains an independent compensation consultant who performs services only for the Compensation Committee (and periodically for the Governance and Nominating Committee with respect to director compensation).
We Value the Perspectives of Our Shareholders

We conducted our annual advisory vote on executive compensation at our 2013 Annual Meeting. While this vote was not binding on the Company, our Board or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views on our executive compensation philosophy, our executive compensation program and policies and our decisions regarding executive compensation, all as disclosed in our Proxy Statement.

At our 2013 Annual Meeting, over 92% of the votes cast on the advisory vote on executive compensation were in favor of our NEO compensation program as disclosed in our Proxy Statement. The Compensation Committee reviewed the final vote results, interpreted this significant level of support as an endorsement by our shareholders of our executive compensation program and policies and did not make any changes to our executive compensation program in response to such vote.

Key Compensation Elements

Our executive compensation program consists of the following key elements:

	Program	Description	Link to Compensation Objectives
Total Direct Compensation	Annual Base Salary	Fixed compensation	• Attract and retain high-performing executive team
	Annual Cash Incentive Award	Short-term performance-based cash incentive compensation	• Align interests of executives with those of shareholders based on annual financial performance goals • Drive short-term financial performance
	Long-Term Equity Incentive Compensation Awards	Equity awards granted as performance share plan units (“PSPUs”) and restricted stock units (“RSUs”) in 2013

•

Align interests of executives with those of shareholders based on three-year financial performance goals and the value of the Company’s stock

•

Drive long-term financial performance

•

Retain high-performing executive team

•

Reward strategic execution

Other	Retirement Benefits	Primarily broad-based 401(k) plans intended to provide eligible employees (including NEOs) with the opportunity to accrue benefits for retirement. For certain NEOs, broad-based “frozen” defined benefit pension plan based on past service for which the Company has ceased accruals and that is closed to new participants.	• Attract and retain high-performing executive team
	Perquisites	Only limited benefits available to eligible employees (including NEOs)	• Minimize executive perquisites and maximize the executives’ focus on Company performance

Overview of Compensation Practices

The Compensation Committee is responsible for the executive compensation program design and decision-making process for NEOs. The table below describes the roles of the Compensation Committee and other participants in the decision-making process.

Participant	Roles
Compensation Committee

•

Approves the compensation philosophy for executive officers

•

Reviews and approves compensation for executive officers, including the NEOs

•

Approves performance goals under executive incentive compensation plans

•

Grants awards under incentive compensation and equity-based plans

•

Together with the other independent members of the Board, evaluates the performance of the CEO and, based on this evaluation, approves the CEO’s compensation

•

Reviews the CEO’s performance assessment of the other executive officers, including the other NEOs and, based on this evaluation, approves the executive officers’ compensation

•

Reviews the evaluation of risks associated with the Company’s overall compensation policies and practices

•

Prepares the Compensation Committee’s report on executive compensation

Independent Members of the Board of Directors	• Together with the Compensation Committee, evaluate the performance of the CEO and, based on this evaluation, provide their concurrence with respect to the CEO’s compensation
Independent Compensation Consultant	• Retained by the Compensation Committee to provide independent advice and recommendations • Serves as a resource for competitive pay practices and market trends
Executive Officers

•

The CEO makes compensation recommendations to the Compensation Committee for the other executive officers, including the other NEOs, with respect to target total direct compensation, annual base salary, annual incentive compensation bonus and long-term equity incentive awards

•

The CEO and CFO make recommendations on performance goals under our incentive compensation plans and provide data to allow the Compensation Committee to determine whether performance goals were achieved at the end of the performance period

•

Executive officers are not present when the Compensation Committee or the independent members of the Board meet in executive session or when their own compensation is discussed

Compensation Consultant

The Compensation Committee relies upon a compensation consultant to assist in the assessment of executive compensation. The compensation consultant is engaged by and reports to the Compensation Committee, which evaluates the performance and independence of the compensation consultant, determines the scope of the consultant’s services and decides whether or not to continue to use the consultant’s services.

The Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the Compensation Committee on executive compensation matters for 2013. At the Compensation Committee’s request, the independent compensation consultant advised the Compensation Committee with regard to:

•	recommending the companies to be included in a focused peer group (described below);
•	providing comparative market data for the companies in the focused peer group, as well as for the companies in general industry;
•	providing the Compensation Committee with its evaluation of the total direct compensation of the NEOs in relation to the comparative market data;
•	establishing target long-term incentive award opportunities based on multiples of base salary for each NEO;
•	designing the 2013 and 2014 annual incentive and long-term equity incentive compensation awards, including the selection of performance metrics and the setting of performance goals, and the methodologies and assumptions used to value those awards;
•	advising the Compensation Committee regarding regulatory and governance requirements for executive compensation, including disclosure requirements;
•	completing an assessment of risks associated with the Company’s overall compensation policies and practices; and
•	informing the Compensation Committee of trends and evolving market practices in executive compensation.

Except as described above and except for services provided to the Governance and Nominating Committee of the Board of Directors with respect to director compensation, the independent compensation consultant provided no other services to the Company in 2013.

As part of its annual performance evaluation of the independent compensation consultant, the Compensation Committee considered Semler Brossy’s independence in light of applicable SEC rules and NYSE listing standards. At the Compensation Committee’s request, Semler Brossy provided information addressing the independence of the individual compensation advisors and consulting firm, including the following factors: (1) any other services provided by the consulting firm to the Company; (2) the amount of fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) the policies and procedures of the consulting firm that are designed to prevent conflicts of interest; (4) any business or personal relationships of the individual compensation advisors with a member of the Compensation Committee; (5) any Company stock owned by the individual compensation advisors; and (6) any business or personal relationships of the individual compensation advisor or consulting firm with our executive officers. The Compensation Committee assessed these factors and concluded that Semler Brossy’s work did not raise any conflict of interest.

How We Determine Total Direct Compensation for Our NEOs

Given our Company’s size and unique mix of service offerings, we do not have strictly comparable industry peers against which we can evaluate executive compensation. To assist it in evaluating the total direct compensation of our NEOs, the Compensation Committee considered comparative market data provided by its independent compensation consultant for companies within the peer group and for companies within general industry, as described further below under “Overview of Compensation Practices — Peer Group for 2013 Executive Compensation Decisions.”

For 2013, the Compensation Committee considered relevant market pay practices when setting executive compensation, but did not benchmark specific compensation elements or total compensation of each executive against the market data. Instead, the Compensation Committee utilized the market data in evaluating the overall competitiveness of the Company’s executive compensation program. The Compensation Committee also sought to maintain the overall target compensation of the executive team as a whole at approximately the median of market practices. In assessing the Company’s overall executive compensation, the Compensation Committee considered annual base salaries together with the annual cash incentive award payouts at target performance levels and the fair value of the target long-term equity incentive compensation awards.

While the Compensation Committee considers relevant market pay practices when setting executive compensation, the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on market data. The Compensation Committee believes that compensation decisions are complex and require consideration of overall Company performance, challenges facing the Company, general economic conditions, advice from the independent compensation consultant, compensation recommendations made by the CEO and peer compensation levels. The factors that influence the amount and mix of each executive’s total direct compensation include the executive’s contributions to shareholder value accretion, scope of responsibilities, credentials, length of service, skills, experience and individual performance. In addition, the Compensation Committee also considers each executive’s compensation history, the market competition for such position and the relative comparability of pay internally across executives with similar organizational impact and responsibilities.

Peer Group for 2013 Executive Compensation Decisions

Each year, the Compensation Committee, with input from its independent compensation consultant, reviews and approves the peer group used in evaluating executive compensation to ensure that the peer group continues to reflect certain market characteristics comparable to those of the Company. Those characteristics include being traded on a major United States stock exchange, being in the transportation sector (based on the Global Industry Classification Standard, or GICS) and being the same relative size as the Company. Based on the advice of Semler Brossy, the Committee decided that no changes to the peer group used in the prior year were needed for purposes of evaluating 2013 executive compensation decisions.

Peers were generally selected among companies with revenue in a range of approximately 0.4 to 2.0 times the Company’s revenue, with a slight bias to smaller companies so that more of our direct trucking competitors would be included in the peer group. The companies selected for the peer group had annual revenues of approximately $2.0 to $11.8 billion, with a median of $5.0 billion, at the time the peer group was approved at the end of 2012, as compared to the Company’s 2013 annual revenue of $5.5 billion.

The peer group of companies used to evaluate 2013 executive compensation decisions consisted of the following companies:

Alaska Air Group Inc.	JetBlue Airways Corp.
Amerco	Landstar System Inc.
Avis Budget Group Inc.	Norfolk Southern Corp.
Canadian National Railway Co.	Republic Airways Holdings Inc.
Canadian Pacific Railway Ltd.	Ryder System Inc.
C.H. Robinson Worldwide Inc.	SkyWest Inc.
CSX Corp.	Swift Transportation Co.
Expeditors International of Washington Inc.	UTi Worldwide Inc.
Hertz Global Holdings Inc.	Werner Enterprises Inc.
J.B. Hunt Transport Services, Inc.	YRC Worldwide Inc.
General Industry Survey Data

The Compensation Committee also uses general industry compensation survey data in its evaluation of executive compensation. In compiling compensation market data, the independent compensation consultant, Semler Brossy, may supplement the peer group data with data from other companies included in certain general industry compensation surveys if they determine that a particular executive position is not generally reported in proxy statements or is not sufficiently represented in the peer group. For the 2013 executive compensation review, Semler Brossy compiled compensation data from the following general industry compensation surveys: 2012 U.S. Mercer Benchmark Database — Executive (which included data from approximately 84 companies with annual revenues between $3.8 billion and $7.5 billion) and Equilar Top 25 (which included data from approximately 376 companies with annual revenues between $2.0 billion and $11.0 billion).

In the evaluation of 2013 executive compensation for the positions of CEO (Mr. Stotlar) and CFO (Mr. Bruffett), Semler Brossy weighted the peer group proxy data at 50% with the remaining 50% of the comparator data from the Mercer survey, based on Semler Brossy’s assessment of the relevancy of the data sources. For executive positions that oversaw business units (Messrs. Bianco and Lehmkuhl), Semler Brossy considered the proxy data from the peer group as the most relevant market data. For Mr. Krull, whose position is not reported as consistently in proxy data, the Compensation Committee considered only the survey data, with equal weighting between the Mercer and Equilar surveys.

CEO Compensation

The Compensation Committee did not provide any year-over-year increase in Mr. Stotlar’s target total direct compensation for 2013. Generally, the Compensation Committee evaluates Mr. Stotlar’s target total direct compensation to assess whether it is competitive compared to the median of market data for chief executive officers at comparable companies, including in our peer group. In determining Mr. Stotlar’s 2013 target total direct compensation, the Compensation Committee also considered general economic conditions, the mix of elements in the total direct compensation package, overall Company performance and the potential perspectives of our shareholders.

The Compensation Committee made no changes to Mr. Stotlar’s base salary and annual incentive compensation opportunity for 2013 compared to 2012. Based on its assessment of competitive market practices and the recommendation of the independent compensation consultant, the Compensation Committee increased his long-term equity incentive opportunity to 300% – 400% (from 250% – 350% in 2012). However, the Committee granted Mr. Stotlar a below-midpoint award of 300% in 2013, again unchanged from 2012. In order to tie CEO compensation to Company performance, the equity mix of his long-term incentive award continued to be comprised of 50% performance share plan units and 50% restricted stock units.

As in prior years, in 2013, the CEO’s total direct compensation was higher than that of the other NEOs. This difference reflects both the assessment of a chief executive officer’s skills, experience and value relative to that of other senior company executives and the Compensation Committee’s belief that Mr. Stotlar’s substantially higher level of responsibility and accountability, as well as greater potential impact on the Company’s financial results, warrants a higher level of compensation than the other NEOs. This higher level of compensation is also consistent with market practices.

Our Executive Compensation Program

Our executive compensation program consists of three primary elements: annual base salary, annual cash incentive awards and long-term equity incentive compensation awards. Each element is discussed in more detail below.

Annual Base Salary

The Compensation Committee decided not to provide a base salary increase to any of the NEOs other than Mr. Lehmkuhl in 2013. In evaluating annual base salaries, the Compensation Committee considered market data, the Company’s financial performance, the recommendations of Semler Brossy, the CEO’s recommendations with respect to the other executives, and the scope of each executive’s responsibilities, level of experience, individual performance, and salary history. Based on these factors, the Compensation Committee approved the following base salaries effective January 27, 2013:

NEO	2012 Annual Base Salary (in 000’s)	Increase (%)	2013 Annual Base Salary (in 000’s)
Douglas W. Stotlar	$795.0	0	$795.0
Stephen L. Bruffett	$450.0	0	$450.0
Robert L. Bianco, Jr.	$430.0	0	$430.0
Stephen K. Krull.	$400.0	0	$400.0
W. Gregory Lehmkuhl.	$400.0	12.5	$450.0

The Compensation Committee increased Mr. Lehmkuhl’s base salary in part to ensure that his total compensation package was competitive with the median of market practice for presidents of primary business units at our peer group companies, and in recognition of the scope of Mr. Lehmkuhl’s job responsibilities and ability to impact overall Company financial results as the President of Con-way Freight, our largest business unit.

Annual Cash Incentive Awards

The objective of the annual cash incentive program is to focus executives on the achievement of financial performance goals that are tied to the short-term business objectives of the business unit(s) for which the executive is responsible. Payouts under the annual cash incentive program are based on the level of achievement of performance goals set annually by the Compensation Committee. Specifically, the amount actually paid under the annual cash incentive program to each NEO equals the product of (i) a target award for each NEO, which is base salary multiplied by the annual incentive target, and (ii) each business unit’s performance measured against predetermined financial performance goals, which is the financial performance multiplier:

Consistent with the year-over-year decline in our operating income, for 2013, our NEOs received annual cash incentive compensation below target, as described more fully below.

What are the performance metrics for the 2013 annual cash incentive program?

Annual cash incentive awards granted to business unit heads are based entirely on the operating results of the business unit for which they are responsible. The performance metrics applicable to the 2013 annual cash incentive awards for Messrs. Bianco and Lehmkuhl, who head two of the Company’s primary business units, are shown in the table below.

Performance Metrics Applicable to 2013 Annual Cash Incentive Awards
(Business Unit Heads)

NEO	Performance Metric
Robert L. Bianco, Jr.	Adjusted operating income of Menlo Worldwide Logistics
W. Gregory Lehmkuhl	Adjusted operating income of Con-way Freight

The 2013 annual cash incentive awards to Con-way Inc. executives Messrs. Stotlar, Bruffett and Krull were based on the respective performances of Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics relative to the adjusted operating income goals of each business unit, weighted by percentage of net revenue, as shown in the table below.

2013 Annual Cash Incentive Awards
(NEOs at Con-way Inc.)

Business Unit	Weighting
Con-way Freight	72%
Con-way Truckload	14%
Menlo Worldwide Logistics	14%
Total	100%

The Compensation Committee includes certain pre-defined adjustments to the operating income performance metric to provide NEOs with an incentive to take actions that are in the long-term interests of the business unit, but that might otherwise adversely affect payouts on the annual cash incentive awards. Operating income (as determined in accordance with United States generally accepted accounting principles) is adjusted for (i) asset impairments pursuant to FASB Codification topics 350 and 360, (ii) restructuring charges pursuant to FASB Codification topic 420 (limited to those adjustments in excess of $1.0 million per event during the relevant calendar year), (iii) defined-benefit pension settlements pursuant to FASB Codification topic 715, and (iv) changes in accounting principles pursuant to FASB Codification topic 250.

How does the Compensation Committee determine the annual cash incentive award target for each NEO?

Each NEO’s annual cash incentive award is set at a level designed to deliver, at target performance levels, a specified percentage of annual base salary. The Compensation Committee assesses the reasonableness of these percentages based on market data as part of its review of total target direct compensation. For each of the NEOs, there was no change from the percentages that were applicable in 2012.

The target percentages applicable to the NEOs for 2013 annual incentive compensation are shown in the table below.

NEO	Annual Cash Incentive Award Target (as a percentage of annual base salary)
Douglas W. Stotlar	125%
Stephen L. Bruffett	70%
Robert L. Bianco, Jr.	70%
Stephen K. Krull	70%
W. Gregory Lehmkuhl	70%

How does the Compensation Committee set the performance goals for the annual cash incentive awards?

Numerical performance goals are set for threshold, target and maximum performance levels. For performance between threshold and target performance levels, or target and maximum performance levels, the actual payout is determined by interpolation. The maximum annual cash incentive payout that an executive can receive is 200% of the target payout.

The Compensation Committee considered projected performance as reflected in the Company’s one-year financial plans, which were developed by the Company and its business units and approved by the Board of Directors, when setting the goals set forth in the table below. In evaluating financial plans, among the factors the Compensation Committee considers are market conditions, the business cycle, operating plan priorities and the prospective return on capital employed by the Company and its respective primary business units. It also gauges the relative degree of difficulty the Company and its business units will face in meeting the financial plans. The Compensation Committee discusses the financial plans with the CEO and takes into consideration his recommended performance goals and corresponding payout levels. Based on its independent assessment of all of these factors, the Compensation Committee sets the numerical performance goals.

In 2013, what were the annual cash incentive performance goals and how did actual performance compare to the goals?

The following table shows the numerical performance goals that applied to the annual NEO awards, as well as the level of achievement in 2013.

Performance Goals Applicable to 2013 Annual Cash Incentive Awards

Performance Metrics	Performance Goals and Actual Achievement (in 000’s)		Payout Percentage
Adjusted Operating Income –	Threshold	$121,350	56%
Con-way Freight	Target	$173,357	100%
	Maximum	$208,028	200%
	Actual	$146,047	76.9%
Adjusted Operating Income –	Threshold	$37,109	56%
Con-way Truckload	Target	$53,013	100%
	Maximum	$63,616	200%
	Actual	$38,691	60.4%
Adjusted Operating Income –	Threshold	$32,916	56%
Menlo Worldwide Logistics	Target	$47,023	100%
	Maximum	$56,428	200%
	Actual	$23,468	0.0%

Based on the achievement percentage noted for each business unit in the previous table and the relative weighting discussed above, the resulting 2013 achievement percentage for Con-way Inc. executives is at a 63.8% performance level versus target. In the case of Mr. Stotlar, the Compensation Committee exercised its discretion to reduce his payout to 55.0% to reflect the Company’s financial results in 2013. Therefore, each NEO received the following percentage of his target payout as annual incentive compensation for 2013:

NEO	Payout Percentage at Achievement Level
Douglas W. Stotlar	55.0%
Stephen L. Bruffett	63.8%
Robert L. Bianco, Jr.	0.0%
Stephen K. Krull	63.8%
W. Gregory Lehmkuhl	76.9%
Long-Term Equity Incentive Compensation Awards

The Compensation Committee designed our 2013 long-term equity incentive compensation program to focus executives on financial metrics, as discussed further below, that are complementary to the performance metric of adjusted operating income applicable to our short-term cash incentive program. Our long-term equity incentive program also aligns the interests of our executives with those of our shareholders through the use of stock-based awards and rewards executives for increases in our stock price over time.

How does the Compensation Committee determine the long-term equity incentive compensation opportunity for each NEO?

To determine the dollar value of each NEO’s target long-term equity incentive award, the Compensation Committee has established a range of multiples, as a percentage of base salary, applicable to each executive grade level. The ranges are competitive with market data and allow the Compensation Committee to adjust awards for particular NEOs based on individual performance, contribution to the Company and overall Company financial results, while remaining within a reasonable range of market overall.

In determining awards, the CEO and the Compensation Committee also consider the overall use of shares and costs for the Company. As a result, some executives may receive grants below the midpoint of the applicable range in order to allow awards above the midpoint to others. A below-midpoint award does not necessarily indicate any perceived shortcoming in an executive’s performance.

The multiples applicable to the NEOs’ 2013 target long-term incentive awards are shown in the following table.

Long-Term Incentive Compensation Opportunities as a Multiple of Base Salary

NEO	Long-Term Incentive Award Range (as a multiple of base salary)	Long-Term Incentive Award (as a multiple of base salary)	Total Grant Date Value of Long-Term Incentive Award (in 000’s)
Douglas W. Stotlar	300% – 400%	300%	$2,385,062
Stephen L. Bruffett	175% – 225%	210%	$945,034
Robert L. Bianco, Jr.	175% – 225%	200%	$860,026
Stephen K. Krull	175% – 225%	185%	$740,006
W. Gregory Lehmkuhl	175% – 225%	210%	$945,034

Based on its assessment of competitive market practices and the recommendation of the independent compensation consultant, the Compensation Committee increased the long-term incentive award range applicable to Mr. Stotlar in 2013 from 250% – 350% to 300% – 400%. Despite this increase, Mr. Stotlar’s 2013 target long-term incentive compensation was set at 300% of his annual base salary, which is below the mid-point of the range and unchanged from 2012. For 2013, although still within range, above-midpoint long-term incentive opportunities were provided to Messrs. Bruffett and Lehmkuhl in recognition of the scope of responsibility for their respective roles.

How does the Compensation Committee determine which equity vehicles are granted to the NEOs?

Given the pay-for-performance nature of our executive compensation program, the Compensation Committee included performance share plan units (PSPUs) in the mix of long-term equity incentive compensation awards granted to NEOs in February 2013. In determining the types of long-term incentive awards to be granted, the Compensation Committee considered factors such as the alignment of executive and shareholder interests, the competitive practices of our peers, the motivational and retention values of the awards and share utilization. The Compensation Committee believes that when taken together, the 2013 equity mix of PSPUs and restricted stock units (RSUs) provide a balanced mix of long-term incentive awards that align the interests of executives with those of shareholders.

The Compensation Committee believes that PSPUs, which have a three-year performance period, effectively focus executives on performance metrics that are linked to the long-term financial objectives of the Company and appropriately expose executives to the risk of no award if certain threshold performance goals are not met. The Compensation Committee also believes that RSUs, which are subject to three-year cliff vesting, ensure that executives are aligned with shareholders by incentivizing executives to take a longer-term perspective when managing the Company’s businesses.

The Compensation Committee also views PSPUs and RSUs, which have a three-year performance period and three-year vesting period, respectively, as providing important motivational and retention benefits. The 2013 PSPU and RSU awards are subject to the Company’s retention policy described under “Executive Summary — Corporate Governance Framework” and are expected to assist the NEOs in meeting the Company’s stock ownership guidelines also described under “Executive Summary — Corporate Governance Framework.” Compliance with the guidelines will result in the NEOs building meaningful equity positions in the Company, thereby further aligning their interests with the interests of other shareholders.

The Compensation Committee chose to allocate 50% of the total equity grant value for each NEO in the form of PSPUs and 50% of the total equity grant value in the form of RSUs. Given the Company’s pay-for-performance philosophy, the Compensation Committee felt that it was important to award at least half of the total equity grant value in the form of performance-based equity awards that are tied to specific performance metrics. In order to encourage executives to build their stock ownership in the Company and to align their interests with the interests of the Company’s shareholders, the Compensation Committee felt that it was appropriate to grant the remaining 50% of the total equity grant value in the form of RSUs.

How does the Compensation Committee determine the exact number of PSPUs and RSUs to grant to each NEO?

The number of long-term incentive awards to be granted to each NEO is calculated using (i) the total grant date value as shown in the table above, (ii) the Compensation Committee’s allocation of this total dollar value among types of awards (e.g., for 2013, PSPUs (50%) and RSUs (50%)), and (iii) the closing price of the Company’s common stock on the grant date.

What are the performance metrics for the 2013 PSPU awards made to NEOs in February 2013?

The PSPUs granted in February 2013 are for a three-year performance period covering 2013-2015 and vest at the end of that period subject to achievement of pre-established threshold, target, and maximum performance goals. The Committee defined the objective of the PSPUs as rewarding executives for maintaining an acceptable level of profit growth over a multi-year period and throughout the cycles of our business. With respect to these PSPUs, the Committee selected Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as the performance metric for evaluating long-term profit growth. EBITDA was selected as the performance metric because the Compensation Committee felt that it is a widely-used measure of the economic value of businesses similar to the Company and is less sensitive to exogenous factors over the business cycle than other metrics, such as net income or earnings per share, making it a more meaningful metric.

In addition to EBITDA, the Committee is focused on ensuring that management achieves a reasonable rate of return on the capital employed in the business to generate growth. As a result, the Committee also evaluates return on invested capital (“ROIC”) in setting the EBITDA performance goal for the PSPU awards.

With respect to EBITDA growth, the Compensation Committee chose the Company’s 3-year average EBITDA growth as the performance measure. For the 2013-2015 performance period, the 3-year average EBITDA growth will be calculated at the end of the performance period as the average of the annual EBITDA growth rates during the three-year performance period.2

How did the Compensation Committee determine the performance goals for the 2013 PSPUs?

Numerical performance goals are set for threshold, target and maximum performance levels. For performance between threshold and target performance levels, or target and maximum performance levels, the actual payout is determined by interpolation. The maximum PSPU payout that an executive can receive is 200% of the target number of shares.

Among the factors the Compensation Committee considered when setting the performance goals were the cyclical nature of the Company’s business, the Company’s financial performance

[2]	In more specific detail, EBITDA is defined as the Company’s consolidated Operating Income (Loss) plus Depreciation and Amortization determined on a U.S. GAAP basis, adjusted for asset impairments pursuant to FASB Codification topics 350 and 360, restructuring charges pursuant to FASB Codification topic 420 (limited to those adjustments in excess of $1.0 million per event during the relevant calendar year), defined-benefit pension settlements pursuant to FASB Codification topic 715, changes in accounting principles pursuant to FASB Codification topic 250, and the impact of future acquisitions and/or dispositions effective after the grant date pursuant to FASB Codification topics 805 and 205.

relative to its competitors, expected future economic growth (as measured by GDP forecasts) and market conditions, long-term operating and strategic plan priorities, the prospective ROIC of the Company and the competitive practices of our peers. In particular, the Committee evaluated the target level of growth relative to the level of EBITDA needed for ROIC to exceed the Company’s weighted-average cost of capital. It also considered the relative degree of difficulty the Company and its business units will face in meeting these performance goals; however, the Compensation Committee explicitly did not rely on budgets or management forecasts as the primary determinant of long-term performance goals. The Compensation Committee also discussed the performance goals with the CEO and took into consideration his recommended performance goals and corresponding payout levels. Based on its independent assessment of all of these factors, the Compensation Committee set the numerical performance goals.

How difficult will it be to achieve the performance goals for the 2013 PSPU awards?

The Compensation Committee established the performance goals to encourage strong, focused performance. The target payout level is designed to be achievable with strong management performance over our business cycle and favorable economic conditions, while payout at the maximum level is designed to be very difficult to achieve. Both the target and maximum payout levels are designed to reflect financial performance that is rewarding to shareholders.

Retirement Benefits

401(k) Savings Plans

The Company maintains 401(k) plans to provide employees with an opportunity to accumulate benefits for retirement. These broad-based plans are not limited to executives as many other Company employees are eligible to participate.

For additional information regarding Company contributions to the 401(k) accounts of the NEOs, see the “2013 Summary Compensation Table” and accompanying footnotes.

Defined Benefit Pension Plans

In addition to the Company’s 401(k) savings plans, certain executives were previously eligible to participate in the Company’s broad-based defined benefit pension plans. These plans were closed with respect to new participants, effective December 31, 2006, and the Company ceased credited service accruals under these plans after December 31, 2006. The Company also amended its defined benefit pension plans to provide that a participant’s average final compensation (which is used when determining benefits available under the plans) will only take into account compensation paid through April 2009.

For additional information regarding the pension benefits available to the NEOs, see the “2013 Pension Benefits” table below and the narrative that follows that table.

Non-Qualified Supplemental Plans

Employees of the Company (including the NEOs) who are subject to federal tax law limits on the compensation that can be taken into account for the 401(k) plans and defined benefit pension plans also participate in non-qualified supplemental plans maintained by the Company. Plan participants receive benefits under the supplemental plans that they would have received under the defined benefit pension plans and 401(k) plans if not for the federal tax law limits. The Company maintains the supplemental plans in order to provide competitive post-retirement benefits. For additional information, see the “2013 Nonqualified Deferred Compensation” table and the “2013 Pension Benefits” table below.

Deferred Compensation Plans

The Company provides eligible highly compensated key employees the opportunity to defer receiving a portion of their compensation until after termination of employment. The deferred compensation plans provide an additional tax-deferred vehicle to save for retirement. The Company does not make contributions to the deferred compensation plans on behalf of executives or other participants in the plans. The Company’s obligation to pay such deferred compensation account balances is unsecured.

For additional information regarding the deferred compensation accounts of the NEOs, see the “2013 Nonqualified Deferred Compensation” table below.

Post-Employment Compensation

The Compensation Committee believes that severance benefits and change-in-control benefits are necessary to attract and retain the high-performing executives that the Company seeks for its most senior positions. In addition, the Compensation Committee believes that change-in-control benefits reduce the risk to individual executives if the Company or a business unit is merged with or sold to another group or entity, thereby allowing such executive to favorably present the Company and negotiate such transactions in the interests of shareholders without the distraction of their personal concerns or interests. For non-change-in-control terminations, the Committee believes that by eliminating the need for negotiations upon a separation of service, a pre-determined severance arrangement reduces the potential costs to shareholders and increases the likelihood of an amicable separation when management changes are needed. The Company does not have employment agreements with the NEOs. Under the Company’s non-change-in-control and change-in-control executive severance programs, each of the NEOs has severance agreements with the Con-way company that employs the NEO.

The non-change-in-control severance agreements provide for severance benefits to be paid upon a termination of employment, other than in connection with a change in control or for cause, and for partial vesting of equity awards. The change-in-control severance agreements provide for severance benefits to be paid in the event of a qualifying termination in connection with a change in control. The levels of benefits payable to the NEOs under these agreements were determined based on comparative market data supplied by the independent compensation consultant to the Compensation Committee at the time of the agreement.

Additional information regarding the Company’s non-change-in-control and change-in-control executive severance programs, as well as a table showing the payments and benefits that the NEOs would have been eligible to receive under the severance programs if a qualifying termination of employment had occurred on December 31, 2013, can be found under “Other Potential Post-Employment Payments” below.

Perquisites

The Company provides limited perquisites, which currently include eligibility to participate in the Company’s car program and the Flexible Perquisites Program (FPP). Participation in the Company’s car program is not limited to executives and participation in the FPP is not limited to NEOs. Under the FPP, which was reinstated in January 2013 after being suspended in March 2009, executives are entitled to receive $8,000 per year (before tax withholding) to use for expenses that the Company does not reimburse, which includes obtaining a required executive physical and services such as tax preparation, estate and financial planning, long-term care insurance or other benefits, at the discretion of the executive.

Tax Considerations

Federal tax law limits the deductibility by the Company of “non-performance based compensation” paid to the CEO and the three other most highly compensated executives, other than the CFO (the “covered employees”). All amounts of non-performance based compensation in excess of the annual statutory maximum of $1 million per covered employee are not deductible. The Company’s general policy is, where feasible, to structure incentive compensation paid to the covered employees so that it qualifies as “performance-based compensation,” which is exempt from the $1 million annual cap and thus is deductible for federal income tax purposes. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of “performance-based compensation” when necessary to enable the Company to continue to attract, retain and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis which appears in this Proxy Statement.

Based on the review and discussion referred to above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be filed in connection with the Company’s 2014 Annual Meeting of Shareholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

THE COMPENSATION COMMITTEE

Michael J. Murray	P. Cody Phipps
William J. Schroeder, Chairman	Chelsea C. White III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

EXECUTIVE COMPENSATION TABLES

2013 SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly-compensated executive officers serving as executive officers of the Company as of December 31, 2013 (collectively, the “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
D.W. Stotlar President & CEO	2013	798,086	—	2,300,591	—	546,582	—	144,866	3,790,125
	2012	773,087	—	2,293,016	—	996,989	428,011	112,218	4,603,321
	2011	677,651	—	803,451	1,251,056	616,303	627,871	50,692	4,027,024

S.L. Bruffett Exec. VP & CFO	2013	451,739	—	911,564	—	201,018	—	44,014	1,608,335
	2012	445,506	—	899,120	—	322,548	—	36,856	1,704,030
	2011	425,077	—	327,567	510,048	271,152	—	31,453	1,565,297

R.L. Bianco, Jr.(1) Exec. VP	2013	431,694	—	829,566	—	—	—	64,552	1,325,812
	2012	426,780	—	848,325	—	290,901	167,187	66,628	1,799,821
	2011	410,384	—	339,978	529,392	438,027	250,449	47,446	2,015,676

S.K. Krull Exec. VP, General Counsel & Secretary	2013	401,575	—	713,798	—	178,695	—	31,122	1,325,190
	2012	401,575	—	711,546	—	291,297	—	12,156	1,416,574
	2011	276,948	333,093	896,116	924,901	—	—	9,150	2,440,208

W.G. Lehmkuhl(2) Exec. VP	2013	448,087	—	911,564	—	239,622	—	50,382	1,649,655
	2012	401,575	—	769,224	—	281,957	26,008	36,923	1,515,687

(1)	Mr. Bianco is also President of Menlo Worldwide, LLC, the Company’s supply chain management company.
(2)	Mr. Lehmkuhl is also President of Con-way Freight Inc., the Company’s full-service less-than-truckload company. He was appointed to this position in September 2011.
(3)	Amounts reported in this column for 2013 reflect the aggregate grant date fair value of restricted stock units and performance share plan unit awards calculated in accordance with FASB ASC Topic 718 and pursuant to our long-term incentive program as described on page 51 of the Compensation Discussion and Analysis. The amounts included in the Stock Awards column for the performance share plan unit awards granted during 2013 are calculated based on the probable satisfaction of the performance conditions for such awards. Assuming the highest level of performance is achieved for these performance share plan unit awards, the maximum value of these awards at the grant date would be as follows: Mr. Stotlar — $2,300,591; Mr. Bruffett — $911,564; Mr. Bianco — $829,566; Mr. Krull — $713,798; and Mr. Lehmkuhl — $911,564. For information on the valuation assumptions for the 2013 equity grants, see Note 10, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2013, as filed with the SEC.
(4)	Amounts reported in this column for 2013 reflect the annual cash incentive awards earned under the Company’s short-term incentive compensation plan (the “Executive Incentive Plan”). Information regarding applicable performance goals and achievement levels is contained under “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis above.

(5)	Amounts reported in this column for 2013 reflect the aggregate increase (decrease) in the actuarial present value of the NEOs’ accumulated benefits under the Company’s pension and supplemental excess retirement plans during 2013. The age 65 pension benefits are no longer increasing for all participants. However, the actuarial present value of a participant’s benefit can change each year based on the assumed interest rate, the mortality table, and the executive’s age. The changes in actuarial present value under the pension plan and supplemental excess retirement plans for 2013 are shown in the table below. Messrs. Bruffett and Krull do not participate in the Company’s pension plan and supplemental excess retirement plans because they joined the Company after these plans were closed to new participants. The actuarial present value for each of the three NEOs decreased during 2013.

NEO	Change in Actuarial Present Value – Con-way Pension Plan ($)	Change in Actuarial Present Value – Con-way Supplemental Excess Retirement Plans ($)	Total Change ($)
D.W. Stotlar	(64,953)	(208,601)	(273,554)
R.L. Bianco, Jr.	(55,973)	(81,686)	(137,659)
W.G. Lehmkuhl	(20,124)	(7,750)	(27,874)

On deferred compensation account balances that were credited with returns based on the Bank of America prime rate, no amounts were earned above 120% of the applicable federal rate. Other deferred compensation balances, as well as Supplemental Retirement Savings Plan (“SRSP”) account balances, are credited with returns based on the performance of one or more investment funds chosen by the NEO from a group of available funds, which are substantially the same funds as are made available in the Company’s tax-qualified 401(k) plans.

(6)	Amounts reported in this column for 2013 include Company-paid life and disability insurance premiums, payments under the Flexible Perquisites Program, the annual cost of providing use of a Company automobile, and Company contributions to defined contribution plans. Amounts reported in the column for 2012 and 2011 are corrected from the amounts shown in prior year proxy statements to include disability insurance premiums. In 2013, Company contributions to defined contribution plans include the SRSP Registrant Contributions as shown in the 2013 Nonqualified Deferred Compensation table and 401(k) plan Company contributions as follows: Mr. Stotlar — $17,850; Mr. Bruffett — $7,650; Mr. Bianco — $15,300; Mr. Krull — $5,100; and Mr. Lehmkuhl — $10,200.

2013 GRANTS OF PLAN-BASED AWARDS

The following table presents, for each of our NEOs, information regarding annual cash incentive awards and long-term equity incentive compensation awards granted in 2013 pursuant to our 2012 Equity and Incentive Plan. The actual amount of the annual cash incentive award received by each NEO for performance during 2013 is shown in the 2013 Summary Compensation Table above.

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D.W. Stotlar Annual Executive Incentive Plan (XIP)			556,520	993,785	1,987,570	—	—	—	—	—	—	—
Performance Share Plan Unit Award	02/11/13	01/21/13	—	—	—	0	35,492	70,984	—	—	—	1,150,296
Restricted Stock Unit Award	02/11/13	01/21/13	—	—	—	—	—	—	35,492	—	—	1,150,296

S.L. Bruffett Annual Executive Incentive Plan (XIP)			176,403	315,006	630,011	—	—	—	—	—	—	—
Performance Share Plan Unit Award	02/11/13	01/21/13	—	—	—	0	14,063	28,126	—	—	—	455,782
Restricted Stock Unit Award	02/11/13	01/21/13	—	—	—	—	—	—	14,063	—	—	455,782

R.L. Bianco, Jr. Annual Executive Incentive Plan (XIP)			168,576	301,028	602,056	—	—	—	—	—	—	—
Performance Share Plan Unit Award	02/11/13	01/21/13	—	—	—	0	12,798	25,596	—	—	—	414,783
Restricted Stock Unit Award	02/11/13	01/21/13	—	—	—	—	—	—	12,798	—	—	414,783

S.K. Krull Annual Executive Incentive Plan (XIP)			156,814	280,025	560,050	—	—	—	—	—	—	—
Performance Share Plan Unit Award	02/11/13	01/21/13	—	—	—	0	11,012	22,024	—	—	—	356,899
Restricted Stock Unit Award	02/11/13	01/21/13	—	—	—	—	—	—	11,012	—	—	356,899

W.G. Lehmkuhl Annual Executive Incentive Plan (XIP)			174,520	311,642	623,284	—	—	—	—	—	—	—
Performance Share Plan Unit Award	02/11/13	01/21/13	—	—	—	0	14,063	28,126	—	—	—	455,782
Restricted Stock Unit Award	02/11/13	01/21/13	—	—	—	—	—	—	14,063	—	—	455,782

(1)	The terms of these awards (including the actual amounts received by the NEOs) are discussed in the Compensation Discussion and Analysis under “Our Executive Compensation Program — Annual Cash Incentive Awards.” For all executives, Estimated Possible Payouts are based on actual salary paid during the calendar year 2013, as defined in the plan, consistent with the methodology used for calculating final plan payments.
(2)	The terms of the Company’s performance share plan unit grants are discussed below and in the Compensation Discussion and Analysis under “Our Executive Compensation Program — Long-Term Equity Incentive Compensation Awards.”
(3)	The terms of the Company’s restricted stock unit grants are discussed below and in the Compensation Discussion and Analysis under “Our Executive Compensation Program — Long-Term Equity Incentive Compensation Awards.”
(4)	Amounts shown in this column reflect the grant date fair value of performance share plan unit awards and restricted stock unit awards calculated in accordance with FASB ASC Topic 718 and, in the case of the performance share plan unit awards, are based upon the probable outcome of the applicable performance conditions. For information on the valuation assumptions for the 2013 grants, see Note 10, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2013, as filed with the SEC.

The amounts shown above in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column reflect the amounts payable at threshold, target, and maximum achievement levels for the 2013 annual cash incentive awards. The performance goals applicable to the awards are discussed in the Compensation Discussion and Analysis above.

The performance share plan unit awards listed in the 2013 Grants of Plan-Based Awards Table are scheduled to vest on the third anniversary of the grant date, or February 11, 2016, subject to the Company’s achievement of performance goals relating to EBITDA, as described in the Compensation

Discussion and Analysis under “Our Executive Compensation Program — Long-Term Equity Incentive Compensation Awards.” Except in the limited circumstances of death, disability, and retirement or in connection with a change in control, the performance share plan units will be forfeited if an executive leaves the Company prior to the end of the three-year period. Upon vesting, the performance share plan units are settled in shares of Company common stock. The performance share plan units do not pay dividend equivalents in the event that a dividend is declared on the Company’s common stock.

The restricted stock unit awards listed in the 2013 Grants of Plan-Based Awards Table are scheduled to vest on the third anniversary of the grant date, or February 11, 2016, and except in the limited circumstances of death, disability, and retirement or in connection with a non-change-in-control or change- in-control severance, provide for forfeiture of the restricted stock units if an executive leaves the Company prior to the end of the three-year period. Upon vesting, the restricted stock units are settled in shares of Company common stock. The restricted stock units do not pay dividend equivalents in the event that a cash dividend is declared on the Company’s common stock, but do pay dividend equivalents if stock dividends are declared.

Pursuant to Compensation Committee policy, awards of performance share plan units and restricted stock units are made after the close of the market on the third business day after the Company’s fourth quarter and full year earnings have been announced.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the NEOs as of December 31, 2013.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)	Market Value of Shares or Units of Stock that have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3)
D.W. Stotlar	2/11/2013	—	—		—	—	35,492	1,409,387	70,984	2,818,775
	2/7/2012	—	—		—	—	38,642	1,534,474	77,284	3,068,948
	2/7/2011	66,957	33,481		31.8900	2/7/2021	26,154	1,038,575	—	—
	2/9/2010	146,986	—		28.9200	2/9/2020	—	—	—	—
	1/26/2009	125,513	—		20.2700	1/26/2019	—	—	—	—
	1/28/2008	88,867	—		44.0900	1/28/2018	—	—	—	—
	1/29/2007	115,000	—		46.6500	1/29/2017	—	—	—	—
	1/22/2006	55,000	—		55.2000	1/22/2016	—	—	—	—
	4/25/2005	79,673	—		43.9300	4/25/2015	—	—	—	—
	12/17/2004	40,000	—		49.1100	12/17/2014	—	—	—	—
S.L. Bruffett	2/11/2013	—	—		—	—	14,063	558,442	28,126	1,116,883
	2/7/2012	—	—		—	—	15,152	601,686	30,304	1,203,372
	2/7/2011	27,297	13,651		31.8900	2/7/2021	10,663	423,428	—	—
	2/9/2010	40,435	—		28.9200	2/9/2020	—	—	—	—
	1/26/2009	30,376	—		20.2700	1/26/2019	—	—	—	—
	9/20/2008	10,000	—		50.3800	9/20/2018	—	—	—	—
R.L. Bianco, Jr.	2/11/2013	—	—		—	—	12,798	508,209	25,596	1,016,417
	2/7/2012	—	—		—	—	14,296	567,694	28,592	1,135,388
	2/7/2011	—	14,168		31.8900	2/7/2021	11,067	439,471	—	—
	1/28/2008	29,515	—		44.0900	1/28/2018	—	—	—	—
	1/29/2007	30,000	—		46.6500	1/29/2017	—	—	—	—
	1/22/2006	8,700	—		55.2000	1/22/2016	—	—	—	—
	1/24/2005	8,000	—		46.0200	1/24/2015	—	—	—	—
S. K. Krull	2/11/2013	—	—		—	—	11,012	437,287	22,024	874,573
	2/7/2012	—	—		—	—	11,991	476,163	23,982	952,325
	4/25/2011	—	21,005	(5)	37.4500	4/25/2021	24,700	980,837	—	—
W.G. Lehmkuhl	2/11/2013	—	—		—	—	14,063	558,442	28,126	1,116,883
	2/7/2012	—	—		—	—	12,963	514,761	25,926	1,029,521
	9/20/2011	2,347	2,274	(5)	25.1300	9/20/2021	1,592	63,218	—	—
	2/7/2011	—	4,819		31.8900	2/7/2021	5,646	224,203	—	—
	1/28/2008	6,052	—		44.0900	1/28/2018	—	—	—	—
	1/29/2007	6,500	—		46.6500	1/29/2017	—	—	—	—
	1/22/2006	3,000	—		55.2000	1/22/2016	—	—	—	—
	10/17/2005	8,000	—		51.7200	10/17/2015	—	—	—	—
	1/24/2005	4,300	—		46.0200	1/24/2015	—	—	—	—

(1)	Unless otherwise noted, options vest in three equal annual installments beginning January 1 following the date of grant.
(2)	Restricted stock units vest three years from the date of grant.
(3)	Calculated based on the closing price on December 31, 2013 ($39.71 per share).
(4)	Shares shown in this column reflect the maximum number of performance shares that may be earned under the PSPU program.
(5)	Options vest in three equal annual installments beginning one year from the date of grant.

2013 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information about the value of options exercised and restricted stock units vested during 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
D.W. Stotlar	63,500	1,357,135	28,840	990,366
S.L. Bruffett	30,000	664,346	12,341	423,790
R.L. Bianco, Jr.	132,887	2,194,883	11,945	410,191
S.K. Krull	42,006	307,064	—	—
W.G. Lehmkuhl	38,086	500,113	6,485	222,695

(1)	The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the closing price on the date of exercise less the exercise price.
(2)	The aggregate dollar amount realized upon the vesting of restricted stock units is calculated based on the closing price on the date of vesting.

2013 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
D.W. Stotlar	Con-way Pension Plan	21.0000	944,745	—
	Supplemental Excess Retirement Plans	21.0000	3,034,136	—
S.L. Bruffett	Con-way Pension Plan	—	—	—
	Supplemental Excess Retirement Plans	—	—	—
R.L. Bianco, Jr.	Con-way Pension Plan	17.0833	536,184	—
	Supplemental Excess Retirement Plans	17.0833	782,504	—
S.K. Krull	Con-way Pension Plan	—	—	—
	Supplemental Excess Retirement Plans	—	—	—
W. G. Lehmkuhl	Con-way Pension Plan	6.0000	108,729	—
	Supplemental Excess Retirement Plans	6.0000	41,876	—

(1)	Years of credited service are through December 31, 2006. Effective January 1, 2007, credited service ceased to accrue for all participants under the Con-way Pension Plan and the Con-way Supplemental Excess Retirement Plans. Messrs. Bruffett and Krull, who joined the Company after the Pension Plan was closed to new entrants, do not participate in the plans.
(2)	Actuarial present value of accumulated plan benefit is based on compensation through April 30, 2009 and computed as of December 31, 2013. Assumptions include retirement at earliest retirement age with an unreduced benefit, FAS disclosure rate of 5.05%, and the current RP 2000 mortality table. Earliest retirement ages at which the NEOs are entitled to receive an unreduced benefit are as follows: age 55 for Mr. Stotlar, age 55 and 2 months for Mr. Bianco, and age 56 and 7 months for Mr. Lehmkuhl.
(3)	Plan participants are not entitled to receive benefit payments while still employed by the Company.

The Company maintains the following qualified and non-qualified pension plans:

•	the Con-way Pension Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan; and
•	the Con-way Inc. Supplemental Excess Retirement Plan and the Con-way Inc. 2005 Supplemental Excess Retirement Plan, each a nonqualified excess benefit plan.

Monthly retirement benefits under the Pension Plan are calculated by multiplying years of credited service by an amount equal to:

•	1.1% of the average final monthly compensation plus
•	0.3% of the average final monthly compensation in excess of Covered Compensation.

In addition, after an employee has completed 35 years of service, benefits for additional credited service earned are calculated based on 1.4% of the average final monthly compensation.

“Covered Compensation” is the average of the taxable wage base under Section 230 of the Social Security Act for each of the 35 years ending with the earlier of 2009 or the year in which the participant attains Social Security retirement age.

Credited service only takes into account years and months of credited service earned through December 31, 2006, which is when the Pension Plan was closed to new entrants. Average final monthly compensation only takes into account eligible compensation paid through April 30, 2009.

The monthly retirement benefit, determined using the formula above, is paid as a life annuity for the life of the participant with full monthly payments continued to a designated beneficiary for the remainder of the first 60 monthly payments if the participant dies before 60 monthly payments have been made. Participants may choose other forms of payment, but, regardless of the form chosen, the value of the retirement benefit is the actuarial equivalent of the form of payment described in the preceding sentence.

Employees who were plan participants as of December 31, 1989 have their pension benefits calculated using the greater of the current pension formula shown above or the formula that was in effect as of December 31, 1989. This prior pension formula applies to Mr. Stotlar.

The age 65 monthly benefit determined under the prior pension formula equals 2% of average final monthly compensation for credited service through December 31, 1987 plus 1.5% of average final monthly compensation for credited service after January 1, 1988 through December 31, 2006. This amount is then reduced by a Social Security offset (which takes into account the participant’s Social Security benefit and years of Social Security participation) and is further reduced if upon eligibility for diversification from the Common Stock Fund or upon termination of the Common Stock Fund, the participant did not elect to transfer his or her Common Stock Fund shares to the Pension Plan.

Plan participants who meet certain eligibility criteria may elect to retire and/or begin receiving benefits prior to age 65. The Pension Plan provides early retirement subsidies to plan participants under certain circumstances. For example, participants who 1) have combined age and years of service that equals or exceeds 85 or 2) have reached age 62 and have at least 20 years of service are eligible to retire early with an unreduced retirement benefit.

Federal tax law limits the benefits available under defined benefit pension plans such as the Con-way Pension Plan. In addition, benefits do not accrue under the Pension Plan on compensation deferred under the Company’s deferred compensation plan. All participants in the Con-way Pension Plan as of December 31, 2006 who are affected by the federal tax law limits described above also participate in the supplemental retirement plans, which allow the participants to receive benefits in excess of the federal tax law limits for tax-qualified defined benefit pension plans. Under those plans, a participant is entitled to receive retirement benefits determined in accordance with the Pension Plan benefits formula described above, offset by all benefits that the participant is entitled to receive under the Pension Plan (which reflect the federal tax law limits).

2013 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)(2)	Aggregate Earnings in 2013 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at December 31, 2013 ($)(5)
D.W. Stotlar
Deferred Compensation Plan	—	—	206,526	—	1,255,243
Supplemental Retirement Savings Plan	—	107,591	69,284	—	569,898
S.L. Bruffett
Deferred Compensation Plan	—	—	—	—	—
Supplemental Retirement Savings Plan	—	15,527	10,701	—	66,100
R.L. Bianco, Jr.
Deferred Compensation Plan	—	—	62,553	(57,493)	444,394
Supplemental Retirement Savings Plan	—	27,956	51,338	—	269,836
S.K. Krull
Deferred Compensation Plan	—	—	—	—	—
Supplemental Retirement Savings Plan	—	8,727	855	—	9,581
W.G. Lehmkuhl
Deferred Compensation Plan	116,391	—	73,948	(62,302)	422,349
Supplemental Retirement Savings Plan	—	18,886	12,600	—	72,207

(1)	Amounts shown in this column for Mr. Lehmkuhl reflect the portions of his 2013 salary and his 2012 incentive compensation award that were deferred in 2013.
(2)	The amounts shown in this column are credits to the non-qualified Supplemental Retirement Savings Plan (“SRSP”) which provides company contributions in excess of those that can be made to the qualified 401(k) plan due to IRS limits on compensation. Amounts shown include the fourth quarter 2013 company contribution posted to accounts on January 8, 2014. Further information about the SRSP is provided below.
(3)	Amounts shown for the Deferred Compensation Plan reflect a combination of the change in value of Phantom Stock Units (“PSUs”), dividend equivalents on PSUs, and amounts credited to the non-PSU portion of deferred compensation account balances based on the increase or decrease in value of investment funds selected by the executives or at the Bank of America prime rate as of the first day of each quarter (the rate for each of the four quarters was 3.25%).

Amounts shown for the SRSP are based on the increase or decrease in value of investment funds selected by the NEO from a list of mutual funds.

(4)	Amounts shown in this column reflect 2008 deferrals for Messrs. Bianco and Lehmkuhl for which they had elected a 2013 pre-retirement distribution at the time of deferral.
(5)	Deferred Compensation Plan balance for Mr. Stotlar includes 14,530.999 PSUs valued at $39.71, the closing price of the Company’s common stock on December 31, 2013. Deferred Compensation Plan balances shown include $162,391 in total deferrals that have been reported as compensation in the current Summary Compensation Table for Mr. Lehmkuhl. SRSP balances shown include $214,606, $38,155, $89,343, $8,727, and $31,112 in total Registrant Contributions that have been reported as compensation in the current Summary Compensation Table for Messrs. Stotlar, Bruffett, Bianco, Krull, and Lehmkuhl, respectively.

Deferred Compensation Plans

The Company maintains a deferred compensation program for eligible highly compensated employees. Only employees at the director level (i.e., the employee grade level below vice president level) and above with annual base salaries of at least $125,000 are eligible to participate. Each year, the CEO approves the list of employees who meet the eligibility criteria.

A participant in the Company’s deferred compensation program may elect to defer base salary and/or annual performance bonus. For each type of compensation deferred, the participant cannot elect to defer less than $2,000 or more than 85%. The Company does not contribute to the deferred compensation plan on behalf of participants.

Deferred compensation account balances for years prior to 2007 are credited with returns based on the Bank of America Prime Rate, unless the participant elects (i) to have some or all of the account balances fluctuate based on the performance of one or more investment funds selected by the participant from a specified group of available funds, or (ii) to convert some or all of the account balances into phantom stock units as described below. The Bank of America prime rate is adjusted quarterly. The Compensation Committee in its discretion may select a fixed rate of return other than the Bank of America prime rate to apply to pre-2007 balances in the future.

For deferrals made for plan years after 2006, participants must select one or more funds from a specified group of available funds. Each participant’s account balance for that plan year (excluding any portion converted into phantom stock units) will fluctuate based on the performance of the funds selected by the participant. A participant may change from one investment fund to another at any time.

Once each year, participants may elect to convert all or a part of their deferred compensation account balances into “phantom stock units.” Elections made to convert into phantom stock units are irrevocable, so executives maintain their investments in the phantom stock units until they leave the Company at retirement or upon termination of employment. These elections are made in January with the actual conversion taking place on February 15. However, if the Company’s General Counsel determines that the blackout period for trading in Company securities is in effect on February 15, then the elections are null and void. Each participant who makes the election is credited with a number of phantom stock units determined by dividing the amount converted by the closing price of the Company’s common stock on February 14. All phantom stock units are credited with a return based on the performance of the Company’s common stock, including dividends paid on the common stock.

A participant may elect to defer compensation for a specified period of time (but not less than 5 years) or until retirement. A participant who defers compensation until retirement may elect to receive his or her account balance in a lump sum at retirement or in quarterly installments over a period of 5 or 10 years. A participant may also elect between a lump sum and installments if the participant’s employment is terminated before retirement. However, regardless of any such election, if a participant’s employment is terminated within one year after a change in control, the account balance is paid to the participant in a lump sum.

Con-way Supplemental Retirement Savings Plan

Federal tax law limits the benefits available under 401(k) plans such as the Con-way Retirement Savings Plan (“RSP”) and the Con-way Personal Savings Plan (“PSP”). The Con-way Supplemental Retirement Savings Plan (“SRSP”) allows the Company to make basic, transition and matching contributions that cannot be made to the tax-qualified RSP or PSP due to these tax law limits.

All participants in the RSP and PSP who are subject to these tax law limits or are eligible and have elected to defer compensation are automatically enrolled in the SRSP. Plan participants select one or more funds from a specified group of available funds. Each participant’s notional account balance for that plan year will fluctuate based on the performance of the funds selected by the participant.

The Con-way deferred compensation program and the SRSP are not funded plans. However, the Company has contributed assets to a grantor trust intended to cover the Company’s liabilities under the plans. Assets placed in the grantor trust are subject to the claims of general creditors of the Company.

A participant may elect to receive his or her SRSP account balance in a lump sum upon retirement or in quarterly installments over a period of 5 or 10 years following retirement. A participant may also elect between a lump sum and installments if the participant’s employment is terminated before retirement. However, regardless of any such election, if a participant’s employment is terminated within one year after a change in control, the account balance is paid to the participant in a lump sum.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

With respect to post-employment compensation that our NEOs are entitled to receive, the table below outlines the primary non-change-in-control and change-in-control severance benefits available to each of our NEOs.

Name	Cash	Outplacement	Equity	Benefits	Payout Trigger	Excise Tax Treatment
D.W. Stotlar
Change in Control	3x (Current Base Salary + Target Bonus)	Up to $90,000	Full Acceleration	36 months Medical/Life	Termination w/i 24 months	Modified Economic Cutback
Non-CIC	2x (Current Base Salary + Prior Year Target Bonus)	Up to $90,000	Partial Acceleration(1)	24 months Medical	Involuntary termination w/o cause	N/A
S.L. Bruffett
Change in Control	2x (Current Base Salary + Target Bonus)	Up to $25,000	Full Acceleration	24 months Medical/Life	Termination w/i 24 months	Modified Economic Cutback
Non-CIC	1.5x (Current Base Salary + Prior Year Target Bonus)	Up to $25,000	Partial Acceleration(1)	18 months Medical	Involuntary termination w/o cause	N/A
R.L. Bianco, Jr.
Change in Control	3x (Current Base Salary + Target Bonus)	Up to $25,000	Full Acceleration	36 months Medical/Life	Termination w/i 24 months	Modified Economic Cutback
Non-CIC	1.5x (Current Base Salary + Prior Year Target Bonus)	Up to $25,000	Partial Acceleration(1)	18 months Medical	Involuntary termination w/o cause	N/A
S.K. Krull
Change in Control	2x (Current Base Salary + Target Bonus)	Up to $25,000	Full Acceleration	24 months Medical/Life	Termination w/i 24 months	Modified Economic Cutback
Non-CIC	1.5x (Current Base Salary + Prior Year Target Bonus)	Up to $25,000	Partial Acceleration(1)	18 months Medical	Involuntary termination w/o cause	N/A
W.G. Lehmkuhl
Change in Control	2x (Current Base Salary + Target Bonus)	Up to $25,000	Full Acceleration	24 months Medical/Life	Termination w/i 24 months	Modified Economic Cutback
Non-CIC	1.5x (Current Base Salary + Prior Year Target Bonus)	Up to $25,000	Partial Acceleration(1)	18 months Medical	Involuntary termination w/o cause	N/A

(1)	Partial acceleration for awards of stock options or stock appreciation rights that are scheduled to vest in installments means that all unvested options and stock appreciation rights that are scheduled to vest on or before the date that is 24 months (for Mr. Stotlar) or 18 months (for all other NEOs) after such NEO’s severance date would be accelerated. Partial acceleration for time-based restricted stock and restricted stock unit awards means that a portion of the unvested award determined by dividing a specified number of months (24 months for Mr. Stotlar or 18 months for all other NEOs) by the number of months in the vesting period, which is 36 months, would be accelerated.

The non-change-in-control severance agreements provide for early vesting of a portion of the NEO’s outstanding long-term incentive awards (other than performance share plan units, which do not have accelerated vesting upon a non-change-in-control severance) upon a qualifying non-change-in-control termination, which is defined in the severance agreements.

In general, under the change-in-control severance agreements, a change in control occurs if:

•	25% of the Company’s voting securities are acquired by an outsider;
•	Members of the Board serving as of June 1, 2013 cease to constitute a majority of directors;
•	The Company merges with or is consolidated into another company; or
•	The Company is liquidated or there is a disposition of all or substantially all of the Company’s assets.

A change in control also occurs if the Company disposes of a business unit, but only as to executives employed by that business unit (unless the transaction also constitutes a sale of substantially all of the Company’s assets, in which case it is a change in control as to all executives). Each of the change in control events described above is subject to various qualifications, exceptions and limitations contained in the individual severance agreements of the NEOs and the severance agreements require the NEOs to comply with restrictive covenants with respect to confidentiality, non-solicitation and non-disparagement and to execute a written release of claims.

The Company does not provide a tax gross-up for excise taxes payable pursuant to Code Section 280G, with each NEO bearing responsibility for paying any such taxes that might apply.

For the NEOs to be entitled to receive change-in-control severance benefits there must occur both a change in control and a qualifying termination of employment, a so-called “double trigger.” The termination must occur within two years after the change in control, and can be actual or constructive. A constructive termination occurs if the executive terminates his or her employment for “good reason.” “Good reason” is defined in the severance agreements and generally includes the occurrence of (i) a material reduction in the authority, duties or responsibilities of an NEO, (ii) a specified reduction in base salary, cash bonus opportunity or long-term incentive opportunity, (iii) a relocation of principal place of employment by a specified distance, (iv) a substantial increase in business travel obligations or (v) a failure to pay the NEO’s current compensation. The long-term incentive awards granted to the NEOs are subject to early vesting in the event of a change in control if there is a qualifying termination of employment.

The table below shows the estimated payments that each of our NEOs would have been entitled to receive had such executive’s employment been terminated as of December 31, 2013 (i) as a result of a “severance qualifying” termination in connection with a change in control and (ii) upon an involuntary termination of employment other than for cause and other than in connection with a change in control.

Name	Cash	Outplacement	Equity(1)	Benefits	AD&D	Total Potential(1)	Excise Tax Result(2)
D.W. Stotlar
Change in Control	$5,366,439	$90,000	$7,188,119	$43,528	$184,395	$12,872,482	Exceeds Limit; Payment Capped at $10,692,621
Non-CIC	$3,577,626	$90,000	$2,916,779	$29,019	$0	$6,613,424	N/A
S.L. Bruffett
Change in Control	$1,530,027	$25,000	$2,850,434	$19,352	$84,042	$4,508,855	Exceeds Limit; Payment Capped at $4,409,811
Non-CIC	$1,147,520	$25,000	$898,529	$14,514	$0	$2,085,563	N/A
R.L. Bianco, Jr.
Change in Control	$2,193,204	$25,000	$2,702,070	$42,999	$55,620	$5,018,893	Full Payment Allowed
Non-CIC	$1,096,602	$25,000	$868,480	$21,500	$0	$2,011,582	N/A
S.K. Krull
Change in Control	$1,360,122	$25,000	$2,855,207	$28,666	$2,588	$4,271,583	Exceeds Limit; Payment Capped at $3,804,724
Non-CIC	$1,020,092	$25,000	$994,614	$21,500	$0	$2,061,206	N/A
W.G. Lehmkuhl
Change in Control	$1,523,300	$25,000	$2,504,665	$21,694	$58,680	$4,133,340	Full Payment Allowed
Non-CIC	$1,142,475	$25,000	$751,151	$16,271	$0	$1,934,897	N/A

(1)	Reflects the value of accelerated equity calculated using the closing price of our common stock on December 31, 2013 ($39.71). In the case of stock option awards, the equity value was determined by multiplying (i) the difference between the exercise price and closing stock price of $39.71 per share on December 31, 2013 and (ii) the number of unvested option shares that would vest following a qualifying termination of employment.
(2)	Payments are reduced to the minimum extent necessary so that no portion of the payment is subject to excise taxes, as determined in accordance with Code Sections 280G and 4999. When determining the final payment amount, payments are reduced in the following order: underwater stock options, cash payments not subject to Code Section 409A, benefit continuation payments, cash payments subject to Code Section 409A, performance-based shares, time-based shares and in-the-money stock options.

Retirement, Death or Disability

The three NEOs who participate in the Company’s defined benefit pension plan (Messrs. Stotlar, Bianco and Lehmkuhl) are eligible to retire and begin receiving benefits under the plan at any time after reaching age 55 with at least 10 years of service; however, as of December 31, 2013, none of these NEOs had reached age 55. If any NEO serving on December 31, 2013 had died or become disabled on December 31, 2013, all of his unvested awards shown in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table would have vested and his death or disability benefits (as applicable) would have become payable. Death benefits are in the form of proceeds of Company-paid life insurance, and disability benefits are in the form of benefits under the Company’s disability programs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any beneficial owner of more than 10% of the Company’s common stock, to file reports of their ownership, and changes in ownership, of our common stock with the SEC. The Company undertakes to file such reports on behalf of our current reporting directors and executive officers.

Based upon examination of the copies of such reports and the written representations of our directors and executive officers, the Company believes that its directors and executive officers and beneficial owners of more than 10% of the Company’s common stock have complied with all filing requirements under Section 16(a) of the Exchange Act during 2013.

CONFIDENTIAL VOTING

Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2015 Annual Meeting of Shareholders must be received by the Company no later than December 2, 2014, to be considered for inclusion in the Company’s proxy materials, pursuant to Rule 14a-8 under the Exchange Act.

The Company’s Bylaws require that any proposal (including any director nomination) intended to be presented directly at the 2015 Annual Meeting, and not submitted for inclusion in the Company’s proxy materials as described above, must be submitted in accordance with the requirements of the Bylaws no earlier than December 15, 2014 and no later than January 13, 2015.

All proposals or nominations by shareholders must be addressed to the Corporate Secretary, Con-way Inc., 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

HOUSEHOLDING INFORMATION

SEC rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, we have in some instances delivered or caused to be delivered only one Notice or set of Annual Meeting materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any shareholders at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS

The Company will furnish to interested shareholders, free of charge, a copy of its 2013 Annual Report on Form 10-K filed with the SEC. The report will be available for mailing after April 15, 2014. Please direct your written request to the Corporate Secretary, Con-way Inc., 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, Internet, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies for a fee of $12,500, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company’s voting stock.

BY ORDER OF THE BOARD OF DIRECTORS

STEPHEN K. KRULL
Secretary

March 31, 2014

APPENDIX A
Proposal 3 Amendments to Bylaws (as excerpted)

ARTICLE II
STOCKHOLDERS’ MEETINGS

SECTION 3.   Special Meetings. ~~Special Meetings.~~

(a) General. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chief Executive Officer or the Board of Directors at any time. Upon written request of any stockholder or stockholders holding ~~in the~~ an aggregate ~~a majority of the voting power of all stockholders~~ “net long position” of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting and having held such “net long position” continuously for at least one year as of the date of such request (the “Requisite Percentage”), the Secretary shall call a special meeting of stockholders ~~to be held not less than thirty (30) and not more than ninety (90) days after the receipt of the request, on such date and at such time and place as may be designated by the Board of Directors. If the Secretary, within forty-five (45) days following receipt of the request, shall neglect or refuse to call the meeting~~ (each such request, a “Stockholder Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”). “Net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), provided that: (i) for purposes of such definition, (A) in determining such holder’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of the relevant Stockholder Special Meeting Request and all dates in the one-year period prior thereto, (B) the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) “subject security” shall refer to the outstanding capital stock, and (ii) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section and related provisions of the ~~preceding sentence, the stockholder or~~ Bylaws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders ~~making~~ of the ~~request may do so~~ Corporation.

(b) Stockholder Requested Special Meetings. In order for a Stockholder Requested Special Meeting to be called, one or more Stockholder Special Meeting Requests must be signed by the Requisite Percentage of record holders (or their duly authorized agents) and must be delivered to the Secretary. The Stockholder Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Each Stockholder Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Stockholder Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each stockholder signing such request (or on whose behalf the Stockholder Special Meeting Request is signed), (B) the class or series, if applicable, and the number of shares of common stock of the Corporation that are owned of record and beneficially by each such stockholder as to which such stockholder has a “net long position,” (C) include documentary evidence of the fact and duration of each such stockholder’s record and beneficial ownership of such stock and (D) contain any other information, description or representation that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 2 of these Bylaws, (iv) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (v) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more directors, contain the information required by Article III, Section 11 of these Bylaws, and (vi) include an acknowledgment by each stockholder (and any duly authorized agent) that any disposition of shares of common stock of the Corporation as to which such stockholder has a net long position as of the date of delivery of the Stockholder Special Meeting Request and prior to the Stockholder Requested Special Meeting shall constitute a revocation of such Stockholder Special Meeting Request by such stockholder or beneficial owner with respect to such shares. If the requesting stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Stockholder Special Meeting Request must also include an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Stockholder Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of the Stockholder Special Meeting Request and prior to the Stockholder Requested Special Meeting. In addition, the stockholder (and any duly authorized agent) shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, at any time following the Delivery Date (as defined below), there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(c) Calling of a Special Meeting. Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of stockholders if (i) the Board of Directors has called or calls an annual or special meeting of stockholders to be held not later than sixty (60) days after the date on which a valid Stockholder Special Meeting Request has been delivered to the Secretary (the “Delivery Date”), or (ii) the Stockholder Special Meeting Request (A) is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (C) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law, (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law, or (E) does not comply with the provisions of this Section 3.

(d) Holding a Special Meeting. Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and the General Corporation Law of the State of Delaware. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Article V, Section 4 of these Bylaws; provided further, that if the Board of Directors fails to designate, within ten (10) days after the Delivery Date, a date and time for a Stockholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the 60th day after the Meeting Record Date (or, if that day shall not be a business day, then on the next preceding business day); provided further, that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Special Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal executive offices. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(e) Business Transacted at a Special Meeting. Business to be transacted at a special meeting may only be brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Stockholder Special Meeting Request(s), and requesting stockholders seeking to nominate persons for election to the Board of Directors at a proposed Stockholder Requested Meeting must comply with Article III, Section 11 of these Bylaws; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. If none of the stockholders who submitted a Stockholder Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

(f) Other Considerations. In determining whether a special meeting of stockholders has been requested by the record holders of shares with net long position of at least the same amount of securities owned by such record holders for at least one year as of the date of such request and representing the Requisite Percentage as of the date of such written request to the Secretary, multiple Stockholder Special Meeting Requests delivered to the Secretary will be considered together only if (i) each such request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matter proposed to be acted on at the proposed special meeting, and (ii) each such request has been dated and delivered to the Secretary within sixty (60) days of the earliest dated Stockholder Special Meeting Request.

Con-way®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM ET, on May 12, 2014. All votes by 401(k) Plan participants must be received by 11:59 PM ET, on May 9, 2014.

Vote by Internet

- Go to **www.envisionreports.com/CNW**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

1. Election of eleven directors for a one-year term

Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John J. Anton	☐	☐	☐	02 - W. Keith Kennedy, Jr.	☐	☐	☐	03 - Michael J. Murray	☐	☐	☐
04 - Edith R. Perez	☐	☐	☐	05 - P. Cody Phipps	☐	☐	☐	06 - John C. Pope	☐	☐	☐
07 - William J. Schroeder	☐	☐	☐	08 - Douglas W. Stotlar	☐	☐	☐	09 - Peter W. Stott	☐	☐	☐
10 - Roy W. Templin	☐	☐	☐	11 - Chelsea C. White III	☐	☐	☐				

The Board of Directors recommends a vote FOR Proposal 2 below.

	For	Against	Abstain
2. Advisory vote to approve executive compensation	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 4 below.

	For	Against	Abstain
4. Ratify appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3 below.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

01SKGE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Con-way Inc.

This Proxy is Solicited on Behalf of the Board of Directors of Con-way Inc. for the Annual Meeting of Shareholders to be held Tuesday, May 13, 2014 at 9:00 a.m. ET

The undersigned hereby appoints M.J. MURRAY, W.J. SCHROEDER and C.C. WHITE and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of common stock of Con-way Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 13, 2014 at 9:00 a.m. ET at the Company's headquarters located at 2211 Old Earhart Road, Ann Arbor, Michigan, and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

If shares of Con-way Inc. common stock are credited to the account(s) of the undersigned under one or more of the Company's 401(K) Plans (the Con-way Retirement Savings Plan, the Con-way 401(K) Plan and the Con-way Personal Savings Plan), then the undersigned hereby directs the Trustee of each of the Plan(s), to vote all such shares in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. The Trustee will vote shares as to which timely instructions are not received in the same manner and proportion as the common shares in the Plan for which it does receive valid, timely voting instructions.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposals 2, 3, and 4 on the reverse side (other than 401(K) Plan participants discussed above).

(Continued and to be marked, dated and signed on the other side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.